UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant: ☒

Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RED HAT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 14, 2008

The Annual Meeting of Stockholders of Red Hat, Inc. (the “Company”) will be held at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina 27606, on Thursday, August 14, 2008, 11:00 a.m. local time, to consider and act upon each of the following matters:

1.	To elect three members to the Board of Directors, each to serve for a three-year term as a Class III Director;
2.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009;
3.	To approve an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan, as amended; and
4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on June 18, 2008, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina 27606, during ordinary business hours for the ten-day period prior to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 14, 2008: THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND ANNUAL REPORT ARE AVAILABLE AT HTTP://BNYMELLON.MOBULAR.NET/BNYMELLON/RHT

By Order of the Board of Directors

Michael R. Cunningham Secretary

Raleigh, North Carolina

June 30, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 14, 2008

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Hat, Inc. (“Red Hat” or the “Company”) for use at the 2008 Annual Meeting of Stockholders to be held at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina 27606, on Thursday, August 14, 2008 at 11:00 a.m. local time and at any adjournments or postponements thereof (the “Annual Meeting”). You may obtain directions to the location of the Annual Meeting of Stockholders by contacting Red Hat Investor Relations at 919-754-3700. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in accordance with the Board of Directors’ recommendations. Any proxy may be revoked by a stockholder of record at any time before its exercise by: (i) delivering a written revocation or a later dated proxy to the President or Secretary of the Company or (ii) attending the Annual Meeting and voting in person.

Annual Report on Form 10-K

The Company’s Annual Report containing its audited financial statements for the fiscal year ending February 29, 2008 (“Fiscal 2008”) is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy card will be first mailed to stockholders on or about July 8, 2008.

Voting Rights

Only stockholders of record as of the close of business on June 18, 2008, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. As of June 18, 2008, there were an aggregate of 191,327,837 shares of common stock, par value $.0001 per share, of the Company (“Common Stock”), outstanding and entitled to vote. Each share is entitled to one vote.

The Board of Directors knows of no matter to be presented at the Annual Meeting other than those matters specified in the Notice of Annual Meeting of Stockholders. If any other matter, upon which a vote may properly be taken, should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

Voting Procedures

Stockholders of record may vote at the Annual Meeting only if they are present in person or are represented by proxy. Stockholder instructions for proxies may be completed as follows:

•	By mail—Complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	By telephone—Call the toll-free number indicated on the enclosed proxy card and follow the instructions provided.

•	By Internet—Go to the website indicated on the enclosed proxy card and follow the instructions provided.

Stockholders of record who plan to attend the Annual Meeting may revoke their proxy, if previously voted, and vote in person. Shares held through an account with a brokerage firm, bank or other nominee must follow the instructions received from the nominee to vote such shares as described in “Other Matters–Method of Holding Shares”.

Quorum

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The three nominees receiving the highest number of affirmative votes of the shares present, in person or by proxy, and voting on the election of directors at the Annual Meeting will be elected as Class III Directors for a three-year term. Shares represented by proxies received by the Board of Directors and not marked to withhold authority to vote for a nominee will be voted for the election of each of the nominees. If a stockholder properly withholds authority to vote for the nominee, such stockholder’s shares will not be counted toward the nominee’s achievement of a plurality. Broker non-votes, if any, will also not be counted toward the nominee’s achievement of a plurality.

Approval of Other Matters

The affirmative vote of the majority of shares present, in person or by proxy, and voting is required for approval of all other matters being submitted to the stockholders at the Annual Meeting. If a stockholder properly withholds authority to vote for a matter or abstains from voting, such stockholder’s shares will not be considered to have been voted for a matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares from which the majority is calculated. Broker non-votes, if any, will also not be considered to have been voted for the matter. If any matter upon which a vote may be properly taken, but that is not discussed in this Proxy Statement, is presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

The Company’s transfer agent, BNY Mellon Shareowner Services, will count, tabulate and certify the votes and will serve as the inspector of elections at the Annual Meeting.

Expenses of Solicitation of Proxies

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement and the proxy card. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. The Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee of approximately $15,000, plus reimbursable expenses. Certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 21, 2008 (unless otherwise indicated), certain information regarding beneficial ownership of Common Stock by (i) each person who is known to beneficially own more than 5% of the outstanding Common Stock (“5% Stockholder”), (ii) each director of the Company, (iii) each Named Officer (as defined below under “Compensation and Other Information Concerning Executive Officers—Summary Compensation Table”) and (iv) all directors and executive officers of the Company as a group.

The number of shares of Common Stock beneficially owned by each 5% Stockholder, director, Named Officer and all directors and executive officers as a group is determined under the rules of the Securities and Exchange Commission (“SEC”). Under the rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of Common Stock which the individual had the right to acquire on or before July 20, 2008 through the exercise of options, through conversion of deferred stock units (“DSUs”), as described below under “Board of Directors and Corporate Governance Information—Compensation of Directors—Cash Compensation” or through vesting of performance share units (“PSUs”), as described below in “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis”. Any reference in the footnotes to this table to shares subject to options, DSUs or PSUs refers only to shares of Common Stock underlying options and DSUs that the person, group or entity had the right to acquire on or before July 20, 2008 and to shares of Common Stock underlying PSUs which vest on or before July 20, 2008. As of May 21, 2008, the Company had 191,151,302 shares of Common Stock outstanding. For purposes of computing the percentage and amount of outstanding shares of Common Stock held by each person, group or entity, any shares which that person, group or entity had the right to acquire on or before July 20, 2008 are deemed to be outstanding for the person, group or entity but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, group or entity.

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, MD 21202	5% Stockholder	27,027,502	14.14%

Legg Mason Capital Management, Inc. (4) 100 Light Street Baltimore, MD 21202	5% Stockholder	22,372,955	11.70%

AXA Financial, Inc. (5) 1290 Avenue Of The Americas New York, NY 10104	5% Stockholder	18,774,639	9.82%

Capital World Investors (6) 333 South Hope Street Los Angeles, CA 90071	5% Stockholder	18,611,000	9.74%

Mazama Capital Management, Inc. (7) One Southwest Columbia Street Suite 1500 Portland, OR 97258	5% Stockholder	15,744,874	8.24%

FMR LLC (8) 82 Devonshire Street Boston, MA 02109	5% Stockholder	12,508,023	6.54%

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
Tremblant Capital Group (9) 767 Fifth Avenue New York, NY 10153	5% Stockholder	11,562,153	6.05%

UBS AG (10) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	5% Stockholder	9,863,892	5.16%

Matthew J. Szulik (11)	Class II Director and Chairman of the Board	5,973,827	3.04%

William S. Kaiser (12)	Class III Director	494,223	*

Charles E. Peters, Jr. (13)	Executive Vice President, Chief Financial Officer	451,890	*

Paul J. Cormier (14)	Executive Vice President and President, Products and Technologies	314,066	*

Michael R. Cunningham (15)	Executive Vice President, General Counsel and Secretary	260,304	*

James M. Whitehurst (16)	Class III Director and President and Chief Executive Officer	175,000	*

Alex Pinchev (17)	Executive Vice President and President, Global Sales, Services and Field Marketing	142,826	*

Marye Anne Fox (18)	Class I Director	112,958	*

Gen. H. Hugh Shelton, U.S. Army (Retired) (19)	Lead Director and Class II Director	77,297	*

W. Steve Albrecht (20)	Class I Director	61,204	*

Narendra K. Gupta (21)	Class III Director	47,270	*

All executive officers and directors as a group (11 persons) (22)		8,110,865	4.10%

*	Less than one percent of the outstanding Common Stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.
(2)	The persons named in the table have sole voting and investment power (or share such power with his or her spouse) with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of Common Stock does not constitute an admission of direct or indirect beneficial ownership of those shares.
(3)	Based on Schedule 13G/A filed with the SEC on February 12, 2008, T. Rowe Price Associates, Inc. (“Price Associates”) reported sole voting power over 8,684,561 shares and sole dispositive power over

27,027,502 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment advisor with the power to direct investments and/or the sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Based on Schedule 13G/A filed with the SEC on February 14, 2008, Legg Mason Capital Management, Inc. reported shared voting and shared dispositive power over 12,672,955 shares and LMM LLC reported shared voting and shared dispositive power over power over 9,700,000 shares. Various accounts managed by Legg Mason Capital Management, Inc. and LMM LLC have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the issuer. No such account holds more than 5% of the shares outstanding.
(5)	Based on Schedule 13G filed with the SEC on February 14, 2008, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (the “Mutuelles AXA”) and AXA together reported sole voting power over 17,012,356 shares, shared voting power over 41,475 shares, sole dispositive power over 18,733,325 shares and shared dispositive power over 41,314 shares. AXA Financial, Inc. reported sole voting power over 17,007,456 shares, shared voting power over 41,475 shares, sole dispositive power over 18,728,425 shares and shared dispositive power over 41,314 shares. AXA reports these include 4,900 shares of common stock acquired solely for investment purposes by AXA Investment Managers Paris (France), and AXA Financial, Inc. reports that its subsidiary, AllianceBernstein L.P., owns a total of 18,461,634 shares acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AXA Equitable Life Insurance Company acquired 308,105 shares solely for investment purposes. AXA Financial, Inc. is owned by AXA, and the Mutuelles AXA, as a group, control AXA. Each of the Mutuelles AXA, as a group, and AXA expressly declares that the filing of its Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities covered by the Schedule 13G.
(6)	Based on Schedule 13G filed with the SEC on February 11, 2008, Capital World Investors (a division of Capital Research and Management Company (“CRMC”)) reported sole voting power over 12,961,000 shares and sole dispositive power over 18,611,000 shares. Capital World Investors is deemed to be the beneficial owner of 18,611,000 shares of Common Stock believed to be outstanding as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors holds more than five percent of the outstanding Common Stock of the Company on behalf of American Funds Insurance Series—Growth Fund.
(7)	Based on Schedule 13G filed with the SEC on February 8, 2008. Mazama Capital Management, Inc. reported sole voting power over 9,441,232 shares and sole dispositive power over 15,744,874 shares.
(8)	Based on Schedule 13G/A filed with the SEC on February 14, 2008. FMR LLC reported sole voting power over 111,055 shares and sole dispositive power of 12,508,023 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment advisor under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 12,396,968 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 11,742,391 shares of Common Stock. In addition this amount includes 13,900 shares beneficially owned by Pyramis Global Advisors, LLC, 30,100 shares beneficially owned by Pyramis Global Advisors Trust Company and 67,055 shares beneficially owned by Fidelity International Limited. Neither FMR LLC or Edward C. Johnson 3d (the Chairman and predominant owner), has the sole power to vote or direct the voting of shares owned by any Fidelity fund.
(9)	Based on Schedule 13G filed with the SEC on March 28, 2008. Tremblant Capital Group reported sole voting and dispositive power of 11,562,153 shares.
(10)	Based on Schedule 13G/A filed with the SEC on February 11, 2008. UBS AG (for the benefit and on behalf of the UBS Global Asset Management business group of UBS AG) reported sole voting power over 9,231,346 shares and shared dispositive power over 9,863,892 shares. These shares are beneficially owned by the UBS Global Asset Management business group of UBS AG and its subsidiaries and affiliates on behalf of its clients, and UBS AG disclaims beneficial ownership of such shares.

(11)	Consists of (i) 531,579 shares of Common Stock, (ii) 5,209,435 shares of Common Stock issuable upon exercise of stock options and (iii) 232,813 shares of restricted stock vesting over four years from the date of grant.
(12)	Consists of (i) 350,359 shares of Common Stock, (ii) 73,750 shares of Common Stock issuable upon exercise of stock options and (iii) 70,114 shares of Common Stock held of record by Greylock X GP Limited Partnership and Greylock X-A Limited Partnership (the “Greylock Partnerships”). Mr. Kaiser, a general partner of the Greylock Partnerships, disclaims beneficial ownership of shares held by the Greylock Partnerships except as to his proportionate partnership interest in these partnerships.
(13)	Consists of (i) 11,171 shares of Common Stock, (ii) 386,249 shares of Common Stock issuable upon exercise of stock options and (iii) 54,470 shares of restricted stock vesting over four years from the date of grant.
(14)	Consists of (i) 31,722 shares of Common Stock, (ii) 235,312 shares of Common Stock issuable upon exercise of stock options and (iii) 47,032 shares of restricted stock vesting over four years from the date of grant.
(15)	Consists of (i) 30,826 shares of Common Stock, (ii) 185,512 shares of Common Stock issuable upon exercise of stock options and (iii) 43,966 shares of restricted stock vesting over four years from the date of grant.
(16)	Consists of 175,000 shares of restricted stock vesting over four years from the date of grant.
(17)	Consists of (i) 13,255 shares of Common Stock, (ii) 77,343 shares of Common Stock issuable upon exercise of stock options and (iii) 52,228 shares of restricted stock vesting over four years from the date of grant.
(18)	Consists of (i) 2,150 shares of Common Stock, (ii) 101,250 shares of Common Stock issuable upon exercise of stock options and (iii) 9,558 shares of Common Stock issuable upon conversion of DSUs.
(19)	Consists of (i) 11,522 shares of Common Stock and (ii) 65,775 shares of Common Stock issuable upon exercise of stock options.
(20)	Consists of (i) 3,500 shares of Common Stock, (ii) 53,767 shares of Common Stock issuable upon exercise of stock options and (iii) 3,937 shares of Common Stock issuable upon conversion of DSUs.
(21)	Includes (i) 43,333 shares of Common Stock issuable upon exercise of stock options and (ii) 3,937 shares of Common Stock issuable upon conversion of DSUs.
(22)	Includes (i) 1,056,198 shares of Common Stock, (ii) 6,431,726 shares of Common Stock issuable upon exercise of stock options, (iii) 605,509 shares of restricted stock vesting over four years from the date of grant and (iv) 17,432 shares of Common Stock issuable upon conversion of DSUs.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Members of the Board of Directors

The following is a list of the directors of the Company, their ages as of June 18, 2008 and certain information about their backgrounds.

W. Steve Albrecht, 61, has served as a director since April 2003. Dr. Albrecht joined the staff of Brigham Young University (“BYU”) in 1977. Currently, he serves as the Associate Dean of the Marriott School of Management and Andersen Alumni Professor at BYU. Prior to becoming Associate Dean, Dr. Albrecht served as the director of the School of Accountancy and Information Systems at BYU for nine years. Dr. Albrecht is a certified public accountant, a certified internal auditor and a certified fraud examiner. Dr. Albrecht also serves on the board of directors of Cypress Semiconductor Corporation (NYSE:CY), a provider of silicon-based products, SkyWest, Inc. (NASDAQ:SKYW), an operator of regional airlines, and SunPower Corporation (NASDAQ:SPWR), a provider of solar electric power products. Dr. Albrecht is currently a trustee for the Financial Accounting Foundation that provides oversight to the Financial Accounting Standards Board and Governmental Accounting Standards Board.

Marye Anne Fox, 60, has served as a director since January 2002. Since August 2004, Dr. Fox has served as the Chancellor of the University of California, San Diego. From August 1998 until July 2004, Dr. Fox served as the Chancellor of North Carolina State University. Dr. Fox is an elected member of the National Academy of Sciences. Dr. Fox serves on the board of directors of Pharmaceutical Product Development, Inc. (NASDAQ:PPDI), a biotechnology development services company, W.R. Grace & Co. (NYSE:GRA), a specialty chemicals and materials company, and Boston Scientific Corporation (NYSE:BSX), a developer, marketer and manufacturer of medical devices.

Narendra K. Gupta, 59, has served as a director since November 2005. Since December 2006, Dr. Gupta has served as a Managing Director of Nexus India Capital. From June 2004 until January 2005, Dr. Gupta served as the Interim President/CEO of QuickEagle Networks, a telecom equipment company. In 1980, Dr. Gupta co-founded Integrated Systems Inc. (“ISI”), a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as ISI’s President and CEO from founding until 1994 and as Chairman until 2000 when ISI merged with Wind River Systems, Inc. (“Wind River”), a provider of device software optimization solutions. Dr. Gupta served as Wind River’s Interim President/CEO from June 2003 to January 2004. Dr. Gupta also serves on the board of directors of Wind River (NASDAQ:WIND), as its Vice Chairman, and Tibco Software Inc. (NASDAQ:TIBX), a provider of service-oriented architecture and business process management enterprise software.

William S. Kaiser, 52, has served as a director since September 1998. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been one of the general partners of the Greylock Limited Partnerships since January 1988. Mr. Kaiser also serves on the board of directors of several private companies and of Constant Contact, Inc. (NASDAQ:CTCT), a provider of email marketing and online surveys for small organizations.

General H. Hugh Shelton, 66, U.S. Army (Retired), has served as a director since April 2003 and as Lead Director since March 2008. From January 2002 until April 2005, General Shelton served as the President, International Operations, for M.I.C. Industries, an international manufacturing company. General Shelton served as the 14th Chairman of the Joint Chiefs of Staff from October 1997 until September 2001. General Shelton also serves on the board of directors of Anheuser-Busch Companies, Inc. (NYSE:BUD), an operator of beer, packaging and entertainment companies, CACI International Inc. (NYSE:CAI), a provider of IT and network products and services, and Ceramic Protection Corporation (TSX:CEP), a manufacturer of protective armor products.

Matthew J. Szulik, 51, has served as Chairman of the Board of Directors since April 2002, and as a director since April 1999. Mr. Szulik also served as the Company’s Chief Executive Officer from November 1999 and as its President from November 1998 until his retirement from these positions in January 2008. Prior to his service as President and CEO, Mr. Szulik served as Chief Operating Officer from November 1998 to April 1999. From September 1997 to October 1998, Mr. Szulik served as President of Relativity Technologies, Inc., a computer software company. Prior to joining Relativity Technologies, Inc., Mr. Szulik served as an executive with Sapiens International N.V. and MapInfo Corporation.

James M. Whitehurst, 40, has served as the President and Chief Executive Officer of the Company and as a member of its Board of Directors since January 2008. Mr. Whitehurst previously served as the Chief Operating Officer of Delta Air Lines, Inc. (“Delta”) from July 2005 to August 2007. Prior to that time, Mr. Whitehurst served as the Senior Vice President and Chief Network and Planning Officer of Delta from May 2004 to July 2005 and Senior Vice President—Finance, Treasury & Business Development of Delta from January 2002 to May 2004.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, the Board of Directors of the Company is divided into three classes. There are two directors currently serving in each of Class I and Class II. There are three directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The term of each Class III Director will expire at this Annual Meeting. All directors will hold office for their term and until their successors have been duly elected and qualified. Dr. Albrecht and Dr. Fox currently serve as Class I Directors, whose terms run until the Company’s 2009 Annual Meeting; General Shelton and Mr. Szulik currently serve as Class II Directors, whose terms run until the Company’s 2010 Annual Meeting; and Dr. Gupta, Mr. Kaiser and Mr. Whitehurst currently serve as Class III Directors, whose terms run until the Company’s 2008 Annual Meeting.

On August 16, 2007 at the Company’s 2007 Annual Meeting, Mr. Eugene McDonald retired from the Board of Directors as a Class II Director pursuant to the mandatory retirement age provisions contained in the Company’s Corporate Governance Guidelines.

Corporate Governance

The Company’s Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of, among other considerations, SEC rules and regulations and the listing standards of the New York Stock Exchange (“NYSE”). This section describes certain key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Company’s Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics described below are available on the Company’s website at www.redhat.com. Alternatively, stockholders may request a copy of any of these documents by writing to Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, Attention: Corporate Secretary.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board must be independent directors;

•	the independent directors are to meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Review of Related Person Transactions

The Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of the Company’s executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom are referred to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which is referred to as a “related person transaction,” the related person must report the proposed related person transaction to the Company’s General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee of the Board of Directors (“Audit Committee”). Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider, as it deems appropriate:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, in light of all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The Related Person Transaction Policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) in the manner specified in its charter.

Relationships with FMR LLC

FMR LLC beneficially owns, based on its holdings reported in a Schedule 13G/A filed with the SEC on February 14, 2008, 12,508,023 shares (or approximately 6.5%) of the Company’s outstanding Common Stock. During Fiscal 2008 the Company paid an affiliate of FMR LLC to provide 401(k) plan administration and other services and affiliates of FMR LLC purchased goods and services from the Company. For Fiscal 2008 net amounts received by the Company from FMR LLC were approximately $918,000. The Company believes that each of the transactions described above was carried out on terms that were in the aggregate no less favorable to the Company than those that would have been obtained from unrelated third parties. In addition to the payments described above, fees were paid to one or more affiliates of FMR LLC by participants in the Company’s equity compensation and 401(k) plans in the form of commissions and brokerage fees generated on various transactions.

Relationships with UBS AG

UBS AG beneficially owns, based on its holdings reported in a Schedule 13G/A filed with the SEC on February 11, 2008, 9,863,892 shares (or approximately 5.2%) of the Company’s outstanding Common Stock. During Fiscal 2008, the Company paid an affiliate of UBS AG for investment banking, commissions, investment fees and other financial advisory services and affiliates of UBS AG purchased goods and services from the Company. An affiliate of UBS AG also acts as an asset manager for the Company but is not compensated by the Company for such service. For Fiscal 2008, net amounts received by the Company from affiliates of UBS AG were approximately $1,899,000. In addition, during its fiscal quarter ended May 31, 2008, the Company entered into a $25,000,000 structured stock repurchase transaction with an affiliate of UBS AG that matured and settled during that quarter. At maturity of the structured stock repurchase transaction, had the Company’s stock been below a pre-determined market price, the Company would have received up to an aggregate of 1,309,000 shares of its Common Stock in return for its investment. At the actual maturity of the transaction, the market price of the Common Stock was above the pre-determined market price, and the UBS AG affiliate returned to the Company its $25,000,000 investment, plus a premium of $1,990,000. The Company believes that each of the transactions described above was carried out on terms that were in the aggregate no less favorable to the Company than those that would have been obtained from unrelated third parties.

Relationships with AXA Financial, Inc.

AXA Financial, Inc. beneficially owns, based on its holdings reported in a Schedule 13G/A filed with the SEC on February 14, 2008, 18,774,639 shares (or approximately 9.8%) of the Company’s outstanding Common Stock. During Fiscal 2008, affiliates of AXA Financial, Inc. paid the Company approximately $250,000 for Company goods and services.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of independent directors, as was the case at all times during Fiscal 2008. During Fiscal 2008, the following individuals served on the Compensation Committee: Dr. Albrecht, Dr. Gupta, Mr. McDonald and General Shelton (chairperson). Mr. McDonald served as a member of the Compensation Committee until August 16, 2007 when he retired from the Board of Directors. None of the members of the Compensation Committee (i) has ever been an officer or employee of the Company, or (ii) is or was a participant in a “related person” transaction as described above under the heading “Review of Related Person Transactions” in Fiscal 2008 or (iii) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee or the board of directors. None of the Company’s executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the Code of Business Conduct and Ethics on its website, which is located at www.redhat.com. In addition, the Company intends to post on its website all disclosures that are required by law or NYSE listing standards concerning amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Board Determination of Independence

The Board annually determines the independence of directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

The Company’s Board of Directors has determined that none of Dr. Albrecht, Dr. Fox, Dr. Gupta, Mr. Kaiser or General Shelton has any material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an

“independent director” under the rules of the NYSE. In addition, the Board has determined that Mr. McDonald, who was a director until his resignation in August 2007, had no material relationship which interfered with the exercise of independent judgment in carrying out the responsibilities of a director and was an “independent director” under the rules of the NYSE.

Board Meetings and Attendance

The Board of Directors met 12 times during Fiscal 2008, either in person or by teleconference. During Fiscal 2008, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

The Corporate Governance Guidelines adopted by the Board of Directors provide that directors are expected to attend the Annual Meeting of Stockholders. Each member of the Board of Directors of the Company that was serving on the date of the 2007 Annual Meeting of Stockholders attended the 2007 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board of Directors. Current copies of each committee’s charter are posted on the “Company—Investor Relations—Corporate Governance” section of the Company’s website, www.redhat.com.

Independence of Committee Members and Audit Committee Financial Expert

The Board of Directors has determined that all of the members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors (“Nominating and Corporate Governance Committee”) are independent as defined under the rules of the NYSE that apply to the Company. In addition, all of the members of the Audit Committee are independent as defined by Rule 10A-3 under Exchange Act. The Board of Directors has determined that Dr. Albrecht is an “audit committee financial expert” as defined in SEC rules.

Audit Committee

Red Hat’s Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Its responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

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overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•	discussing the Company’s risk management policies;

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establishing policies regarding hiring of present or former partners, shareholders, principals or employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included below in this Proxy Statement under “Board of Directors and Corporate Governance Information—Audit Committee Report”).

The members of the Audit Committee are Dr. Albrecht (chairperson), Dr. Fox and Mr. Kaiser. Mr. McDonald served as a member of the Audit Committee until August 2007 when he retired from the Board of Directors. The Audit Committee met seven times during Fiscal 2008.

The Company’s Audit Committee charter limits a director to service on the audit committee of no more than two public companies (in addition to Red Hat’s) without the review and approval of the Board of Directors. Mr. Albrecht currently serves on the audit committees of three public companies in addition to Red Hat. The Board of Directors has discussed with Mr. Albrecht his audit committee memberships and evaluated the existing demands on his time. Based on these discussions, the Board concluded that such simultaneous service does not impair Mr. Albrecht’s ability to continue to effectively serve on Red Hat’s Audit Committee.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The Compensation Committee may form one or more subcommittees and delegate authority to its subcommittees as it deems appropriate under the circumstances. The members of the Compensation Committee are Dr. Albrecht, Dr. Gupta and General Shelton (chairperson). Mr. McDonald served as a member of the Compensation Committee until August 2007 when he retired from the Board of Directors. The Compensation Committee met eleven times during Fiscal 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending corporate governance principles to the Board; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Dr. Fox, Dr. Gupta, Mr. Kaiser (chairperson) and General Shelton. The Nominating and Corporate Governance Committee met four times during Fiscal 2008.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of the Board of Directors and others for recommendations, use of search firms from time to time, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. The Nominating and Corporate Governance Committee retained a search firm to assist with identification of qualified director nominees.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition, under the Corporate Governance Guidelines, any director who reaches the age of 75 while serving as a director will retire from the Board at the end of his or her term. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate any such stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Communicating with the Independent Directors

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is then appointed), or otherwise the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board, Lead Director or the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders and interested parties who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.

Compensation of Directors

All non-employee directors receive a combination of cash and equity compensation under arrangements which are further described below. The following table summarizes the compensation paid to each non-employee director during Fiscal 2008:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Total ($)
W. Steve Albrecht (5)	90,000	71,299	—	161,299
Marye Anne Fox (6)	55	69,945	67,624	137,624
Narendra K. Gupta (7)	65,000	71,299	128,501	264,800
William S. Kaiser (8)	—	—	67,624	67,624
Eugene J. McDonald (9)	14	108,785	21,319	130,118
H. Hugh Shelton (10)	75,000	—	102,521	177,521

(1)	Compensation paid to Mr. Whitehurst, the Company’s President and Chief Executive Officer, and Mr. Szulik, the Company’s former President and Chief Executive Officer and current Chairman of the Board, is not included in this table, but rather is described below in “Compensation and Other Information Concerning Executive Officers”.
(2)	As described below under “Board of Directors and Corporate Governance Information—Compensation of Directors—Cash Compensation”, non-employee directors could elect to convert all or a portion of their cash compensation into fully vested DSUs. This column reflects the amount of cash compensation paid to non-employee directors for board and committee service after DSU elections. For a description of DSUs, see “Board of Directors and Corporate Governance Information—Compensation of Directors—DSUs and RSAs” below.
(3)	As described below under “Board of Directors and Corporate Governance Information—Compensation of Directors—Equity Compensation”, non-employee directors could elect to receive DSUs or restricted stock awards (“RSAs”) in lieu of all or a portion of their annual stock option grant (at a ratio of .35 DSUs or RSAs for every share of Common Stock underlying the stock option award) that vest on the same terms as the stock option award that he or she elected to convert. Non-employee directors could also elect to convert all or a portion of their cash compensation into DSUs (with the amount of DSUs issued determined based on the closing price of Common Stock on the date of conversion) that are fully vested upon grant. Amounts in this column represent the compensation expense recognized by the Company in Fiscal 2008 for DSUs granted to directors in lieu of cash or stock options after DSU elections, as determined in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”) (except that estimated forfeitures have been disregarded for this purpose). A discussion of the assumptions used in calculating these values may be found in “NOTE 2—Summary of Significant Accounting Policies” in the Company’s Annual Report on Form 10-K for Fiscal 2008. At the end of Fiscal 2008, directors had outstanding DSUs convertible into the following number of shares of Common Stock: Dr. Albrecht—5,250, Dr. Fox—8,796, and Dr. Gupta—5,250. The total fair value of DSUs issued to directors in Fiscal 2008 (as determined in accordance with SFAS 123R, except that estimated forfeitures have been disregarded for this purpose) is as follows: Dr. Albrecht—$114,293, Dr. Fox—$69,945, Dr. Gupta—$114,293 and Mr. McDonald—$151,780.
(4)	Amounts in this column represent the compensation costs recognized by the Company in Fiscal 2008 with respect to option awards granted to directors in Fiscal 2008 and prior fiscal years (as determined in accordance with SFAS 123R except that estimated forfeitures have been disregarded for this purpose). The grant date total fair value of stock options granted to non-employee directors during Fiscal 2008 (as determined in accordance with SFAS 123R, except that estimated forfeitures have been disregarded for this purpose) was as follows: Dr. Albrecht—$0, Dr. Fox—$67,624, Dr. Gupta—$0, Mr. Kaiser—$67,624, Mr. McDonald—$0 and General Shelton—$67,624. A discussion of the assumptions used in calculating these values may be found in “NOTE 2—Summary of Significant Accounting Policies” in the Company’s Annual Report on Form 10-K for Fiscal 2008. At the end of Fiscal 2008, non-employee directors (other than Mr. Szulik, whose outstanding stock options are described below in “Compensation and Other Information Concerning Executive Officers—Outstanding Equity Awards at the End of Fiscal 2008”) had outstanding options to purchase the following number of shares of Common Stock: Dr. Albrecht—53,767, Dr. Fox—105,000, Dr. Gupta—50,000, Mr. Kaiser—77,500 and General Shelton—69,525.

(5)	During Fiscal 2008, Dr. Albrecht was eligible to receive $90,000 in cash compensation and an annual option grant of 15,000 shares for his board service. Dr. Albrecht elected to receive DSUs in lieu of his annual option grant. The table reflects $71,299 in compensation expense recognized in Fiscal 2008 for DSUs granted in lieu of his annual option grant.
(6)	During Fiscal 2008, Dr. Fox was eligible to receive $70,000 in cash compensation and an annual option grant of 15,000 shares for her board service. Dr. Fox elected to receive DSUs in lieu of 100% of her cash compensation. The table reflects $55 in cash paid in lieu of fractional shares, $69,945 in compensation expense recognized in Fiscal 2008 for DSUs granted in lieu of cash compensation and $67,624 in compensation expense recognized in Fiscal 2008 for her annual stock option grant.
(7)	During Fiscal 2008, Dr. Gupta was eligible to receive $65,000 in cash compensation and an annual option grant of 15,000 shares for his board service. Dr. Gupta elected to receive DSUs in lieu of 100% of his annual option grant. The table reflects $71,299 in compensation expense recognized in Fiscal 2008 for DSUs granted in lieu of his annual option grant and $128,501 in compensation expense recognized in Fiscal 2008 for his option award granted November 16, 2005 upon his initial election to the board.
(8)	During Fiscal 2008, Mr. Kaiser was eligible to receive $100,000 in cash compensation and an annual option grant of 15,000 shares, however, Mr. Kaiser declined cash compensation for his board service during Fiscal 2008. The table reflects $67,624 in compensation expense recognized in Fiscal 2008 for his annual stock option grant.
(9)	During Fiscal 2008, Mr. McDonald was eligible to receive $37,500 in cash compensation and an annual option grant of 15,000 shares. In connection with Mr. McDonald’s retirement from the Board on August 16, 2007, 5,250 DSUs received in lieu of his annual option grant were forfeited. In addition, in accordance with the terms and conditions of Mr. McDonald’s DSU agreements, all vested DSUs were paid out in shares of the Company’s common stock to Mr. McDonald effective as of his date of retirement. Mr. McDonald elected to receive DSUs in lieu of 100% of his cash compensation. The table reflects $108,785 in compensation expense recognized in Fiscal 2008 for DSUs granted in lieu of cash compensation and $14 in cash paid in lieu of fractional shares.
(10)	During Fiscal 2008, General Shelton was eligible to receive $75,000 in cash compensation and an annual option grant of 15,000 shares. The table reflects $67,624 in compensation expense recognized in Fiscal 2008 for his annual stock option grant and $34,897 in compensation expense recognized in Fiscal 2008 for his option award granted September 21, 2004.

The Compensation Committee is responsible for reviewing and approving the compensation package paid to the Company’s non-employee directors and believes that a combination of cash and equity is the best way to attract and retain non-employee directors. In Fiscal 2008, non-employee directors received compensation pursuant to the 2006 Non-employee Director Compensation Plan (the “2006 Director Compensation Plan”), as described below.

Cash Compensation

Non-employee directors receive cash fees, paid in equal quarterly amounts, for their board retainer and committee assignments in the aggregate amount described in the table below.

Type of Cash Retainer	Cash Compensation Payable Under 2006 Director Compensation Plan ($)
Annual Board	50,000
Lead Director (1)	30,000
Audit Committee Chair (2)	30,000
Audit Committee	15,000
Compensation Committee Chair (2)	20,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee Chair (2)	10,000
Nominating and Corporate Governance Committee	5,000

(1)	If a Lead Director also serves as a committee chair, he or she receives the Lead Director and the retainer payable for service on the committee rather than the applicable committee chair retainer.

(2)	Committee chairs receive the applicable committee chair retainer in lieu of the retainer payable for service on the committee.

Equity Compensation

In Fiscal 2008, non-employee directors were also eligible to receive equity compensation out of shares reserved under Red Hat’s 2004 Long-Term Incentive Plan, as amended (the “2004 Long-Term Incentive Plan”) and any successor plans. Although stock option grants to non-employee directors under the 2004 Long-Term Incentive Plan may have a maximum term of seven years, the Company has granted only options with five-year terms since the original adoption of the plan.

Under the 2006 Director Compensation Plan, on August 13, 2007 non-employee directors were eligible to receive an annual option to purchase 15,000 shares of Common Stock with an exercise price equal to the closing price on the date of grant and vesting ratably each quarter over a one-year period.

DSUs and RSAs

Non-employee directors were entitled to elect to convert all or a portion of their cash compensation into fully vested DSUs, which represent the right to receive shares of Common Stock or cash (at the election of the Company) at the earlier of (1) termination of the director’s board service or (2) a future date, at least three years following the date of issuance of the DSU, as designated by the director. The number of DSUs issued in exchange for cash compensation is calculated by dividing the deferred cash compensation by the closing price of Common Stock on the date the DSUs are issued. Fractional shares are not converted into DSUs and are instead paid in cash.

Non-employee directors were also entitled to elect to receive all or a portion of their equity compensation in the form of either DSUs or RSAs (at the ratio of 35 DSUs or RSAs for every 100 shares of Common Stock underlying options granted). DSUs and RSAs vest on the same terms as the underlying stock options. Vested DSUs may be converted into shares of Common Stock or cash (at the election of the Company) at the earlier of (1) termination of the director’s board service or (2) a future date, at least three years following the date of issuance of the DSU, as designated by the director.

Additional Compensation

The Company does not pay meeting fees. Non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and meetings of any committees of the Board of Directors on which they serve. Moreover, if, for the purpose of attending a meeting of the Board of Directors or a committee thereof, there is no direct commercial flight within six hours of the scheduled commencement or adjournment of the meeting and travel of more than 200 miles is required, then subject to prior approval of the Chairman of the Board and the Lead Director, the Company will either, at its option, procure for or reimburse the documented reasonable costs of direct private round trip air transportation for non-employee directors for the purpose of attending such meeting.

In February 2007, each director entered into an indemnification agreement with the Company. The indemnification agreements are on substantially the same terms as the indemnification agreements that the Company has entered into with the Named Officers, as described below in “Compensation and Other Information Concerning Executive Officers—Employment Arrangements with Named Officers—Indemnification”.

Retirement

The Company does not fund any type of retirement or pension plan for non-employee directors.

Compensation of Board Chairperson

Mr. Szulik and the Company entered into a Non-Executive Chairman Agreement, dated as of February 28, 2008 (the “Chairman Agreement”) and an Executive Transition Agreement, dated as of February 28, 2008 (the

“Transition Agreement”). Pursuant to the Chairman Agreement, Mr. Szulik will continue to serve as the Chairman of the Board until the end of the Company’s fiscal year ending February 28, 2009 (“Fiscal 2009”). Thereafter, the Board and Mr. Szulik may mutually agree to extend his term for one or more additional fiscal years.

Mr. Szulik will receive $350,000 in annual cash compensation for his service in Fiscal 2009, in lieu of director fees and other compensation paid to other non-employee directors. He was also eligible to receive a cash bonus for Fiscal 2008, and his outstanding stock awards will continue to vest (both of which are addressed in further detail in the discussion of the Transition Agreement below). If Mr. Szulik continues as Chairman beyond the end of Fiscal 2009, his annual cash compensation in the following fiscal year will be $250,000 per year in lieu of director fees and other compensation paid to other non-employee directors. Mr. Szulik will receive an additional year’s worth of cash compensation and vesting credit for any currently outstanding stock awards in the event that he does not continue to serve as a director on account of death, disability or failure to be re-nominated or re-elected.

Pursuant to the Transition Agreement, Mr. Szulik was eligible for a cash incentive bonus for Fiscal 2008 in an amount determined as if he had remained an officer of the Company for the entire fiscal year. His outstanding equity awards will continue to be governed by the terms of the plan pursuant to which they were granted with the following adjustments: (1) the vesting of certain PSUs will no longer be based on the achievement of performance criteria but will instead be based solely on continued service with the Company using the Company’s standard four-year vesting schedule currently in effect for grants of restricted stock to the Company’s executive officers and (2) if a Change of Control (as defined in Mr. Szulik’s employment agreement, dated as of July 24, 2002) occurs while Mr. Szulik continues to serve as a member of the Board, all of Mr. Szulik’s equity awards will immediately become vested.

If any amounts payable under the Chairman Agreement, Transition Agreement or any other amounts in the nature of compensation, result in the imposition of a U.S. “golden parachute” excise tax, Mr. Szulik will receive a tax gross-up payment to offset the tax liabilities created by the excise tax.

Director Stock Ownership Guidelines

In April 2006, the Compensation Committee approved stock ownership guidelines for executive officers and non-employee directors. These guidelines were approved in June 2006 by the Board of Directors with an effective date of August 17, 2006. The guidelines state that within three years of the date the guidelines became effective, non-employee directors will be subject to a stock ownership requirement of 5,000 shares of Common Stock. As of the end of Fiscal 2008, each director had met the guidelines.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2008 that are included in the Company’s Annual Report on Form 10-K for the same fiscal year.

As noted above, the Audit Committee operates under a written charter adopted by the Board of Directors on December 22, 2003, which was amended and restated on November 2, 2007. A copy of the Audit Committee Charter is available at the Company’s website at www.redhat.com.

The membership of the Audit Committee and its responsibilities are described above in the section entitled “Board of Directors and Corporate Governance Information—Board Committees”.

Conduct of Audit Committee Meetings

The Audit Committee’s agenda was established by its chairperson with input from the committee members and Company’s Chief Financial Officer. The Audit Committee meetings were designed to facilitate and encourage communication among members of the Audit Committee and management.

During its Fiscal 2008 meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, the report of the Company’s internal auditors and a summary of calls received on the Company’s anonymous reporting telephone hotline with respect to fraud, theft, accounting and control matters. The Audit Committee also had separate executive sessions with representatives of PricewaterhouseCoopers LLP, and as needed with the Company’s Chief Financial Officer, Director of Internal Audit and General Counsel, at which meetings candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP, and the Company’s Chief Financial Officer, Director of Internal Audit and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout Fiscal 2008, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the status of remediation of deficiencies.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accounting firm to address and discuss its responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

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Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm prepared and been responsible for the financial statements?

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Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, do the Company’s financial statements fairly present, in all material respects, to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

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Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company?

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During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accounting firm must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2008.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2008

The Audit Committee has, among other actions:

•	Reviewed and discussed the audited financial statements with the Company’s management; and

•	Discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Independence of the Company’s Independent Registered Public Accounting Firm

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2008. The Audit Committee and Board of Directors also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2009.

Respectfully submitted,

THE AUDIT COMMITTEE

W. Steve Albrecht (Chair)

Marye Anne Fox

William S. Kaiser

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Executive Officers

The following is a list of the executive officers of the Company (other than the President and Chief Executive Officer, for whom such information is provided above under the heading “Board of Directors and Corporate Governance Information—Members of the Board of Directors”), their ages as of June 18, 2008 and certain information about their backgrounds.

Paul J. Cormier, 51, has served as President, Products and Technologies since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products, and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

Michael R. Cunningham, 47, joined the Company as Senior Vice President and General Counsel in June 2004 and has served as Executive Vice President and General Counsel since May 2007. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa. From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP, including most recently as a Partner and Associate General Counsel, with various global legal responsibilities.

Charles E. Peters, Jr., 56, joined the Company as Executive Vice President and Chief Financial Officer in August 2004. Prior to joining the Company, Mr. Peters served as Senior Vice President and Chief Financial Officer of Burlington Industries, Inc., a manufacturer of fabrics and textiles for apparel and interior furnishings, from November 1995 until November 2003 and as a consultant to Burlington Industries, Inc. while employed by BTI Distribution Trust from November 2003 until joining the Company.

Alex Pinchev, 58, has served as President, Global Sales, Services, Field Marketing since April 2008 and as Executive Vice President since April 2003. From June 2002 until December 2002, Mr. Pinchev served as Executive Vice President of MRO Software, Inc., a provider of asset and service management solutions. Prior to that, Mr. Pinchev was the Chairman, Chief Executive Officer and President of MainControl, Inc., a technology infrastructure management software provider, from July 1996 until MainControl, Inc. was acquired by MRO Software, Inc. in June 2002. Mr. Pinchev is Mr. Szulik’s first cousin by marriage.

On January 1, 2008, Mr. Szulik retired as President and Chief Executive Officer of the Company, but continues to serve as Chairman of the Board of Directors of the Company. Effective January 1, 2008, Mr. Whitehurst was appointed to the Board of Directors and began service as President and Chief Executive Officer of the Company.

Compensation Discussion and Analysis

Overview

We believe our significant growth in recent years is attributable in large part to a highly talented and motivated executive team. Our executive compensation program is intended to incent our executive officers to achieve short- and long-term corporate goals that enhance long-term stockholder value, and to enable the Company to attract and retain top-quality executive talent. To meet these objectives, we strive to provide pay for performance by setting individual and corporate performance goals and conditioning a significant proportion of our executives’ compensation on the achievement of those goals.

Our executive compensation program is designed to focus our executives on the Company’s critical goals that we believe translate into long-term stockholder value. As a result, a significant proportion of executive compensation is variable, based on corporate and individual performance. In setting performance goals and measuring performance against these goals, we use a performance management process and consider pay practices at companies we consider to be our peers. Our executive compensation program is targeted to provide total cash and equity compensation opportunities approximately at the median of our industry peers, while rewarding superior performance with total realized compensation which may be substantially above the median.

As of the end of Fiscal 2008, our Named Officers were:

•	James M. Whitehurst, President and Chief Executive Officer, who assumed his position in January 2008

•	Paul J. Cormier, Executive Vice President & President, Products & Technology

•	Alex Pinchev, Executive Vice President & President, Global Sales, Services & Field Marketing

•	Charles E. Peters, Jr., Executive Vice President & Chief Financial Officer

•	Michael R. Cunningham, Executive Vice President & General Counsel

These Named Officers are the focus of the Compensation Discussion and Analysis. Other Named Officers whose employment terminated during Fiscal 2008 include Matthew Szulik, who continues as Chairman of the Board and was the President & Chief Executive Officer until Mr. Whitehurst joined the Company, and Joanne Rohde, former Executive Vice President of Worldwide Operations. Their compensation arrangements, including termination payments, are described in the section titled “Compensation and Other Information Concerning Executive Officers—Employment Arrangements with Named Officers”.

Role of the Compensation Committee

The Compensation Committee oversees and approves all compensation and benefit arrangements for the Named Officers. Throughout each year, the Compensation Committee monitors developments and trends in executive compensation to enhance its ability to oversee the design and better evaluate the effectiveness of our executive compensation program. In addition, the Compensation Committee considers a variety of other factors to determine compensation amounts, including recommendations by the Chief Executive Officer and the Compensation Committee’s independent compensation consultant.

Since Fiscal 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm (the “Consultant”), to advise on matters relating to executive and board compensation. A representative from the Consultant regularly attends Compensation Committee meetings at the request of the Compensation Committee and communicates with members of the Compensation Committee outside of scheduled meetings. The Consultant is charged with providing the Compensation Committee with annual studies and other analyses regarding competitive pay practices for key employees, proactively advising on new trends and developments and conducting special projects at the Compensation Committee’s request. Services provided by the Consultant were strictly limited by the Compensation Committee’s own scope of responsibilities and were provided for the Compensation Committee. No separate services were provided by the Consultant directly to the Company.

Role of Management

Management performs an important role in providing the Compensation Committee with information and day-to-day support required by the Compensation Committee in fulfilling its full scope of responsibilities.

Management also supports the Consultant by providing background information to complete studies and projects requested by the Compensation Committee. From time to time, members of management may also work in conjunction with the Consultant at the request of the Compensation Committee and are invited to attend Compensation Committee meetings. During portions of any meetings of the Compensation Committee in Fiscal 2008 involving deliberations regarding a member of management, the affected member of management was excused. Management did not retain a separate consultant for matters which impacted compensation for our Named Officers.

The CEO provides the Compensation Committee with compensation recommendations with respect to his direct reports, including our Named Officers. This includes a review of individual performance and other criteria used to substantiate specific recommendations for each element of compensation.

Process Used to Determine Annual Compensation

Each year, the Compensation Committee reviews an annual study on competitive compensation levels for each Named Officer prepared by the Consultant based on a survey of industry peer companies (“Compensation Peer Group”). The Compensation Peer Group was selected by the Consultant, without input or oversight by management, and was reviewed and approved by the Compensation Committee. In selecting the members of the Compensation Peer Group, the Consultant identified companies with similar Global Industrial Classification System industry codes and then used other criteria for further selection, including net revenues, number of employees and market capitalization. In Fiscal 2008, the Compensation Committee also considered data from Radford’s High Technology Survey in its review of compensation levels for the Named Officers.

The following table lists each of the peer companies used for determining Fiscal 2008 compensation, as well as the relevant size criteria:

	Most Recent Four Quarters as of February 29, 2008
Company	Revenue	Operating Income		Employees	Market Cap as of February 29, 2008
	(in millions)				(in millions)
Akamai Tech	$684		$171	1,300	$5,844
Autodesk	$2,262		$495	7,300	$7,179
BEA Systems	$1,536		$236	4,117	$7,877
BMC Software	$1,684		$341	5,800	$6,224
Cadence Design Systems	$1,537		$239	5,300	$2,955
Citrix Systems	$1,461		$203	4,620	$6,170
Compuware	$1,204		$151	6,344	$2,183
Jack Henry	$718		$168	3,583	$2,097
McAfee	$1,363		$207	4,250	$5,400
Micros Systems	$883		$128	4,360	$2,623
Navteq	$918		$229	3,349	$7,387
Novell	$935		$33	4,100	$2,622
Real Networks	$586	-$	54	1,914	$850
Sybase	$1,056		$184	3,996	$2,322
Tibco Software	$598		$58	1,900	$1,348
Verisign	$1,478		$121	4,251	$7,755
Wind River Systems	$329	-$	2	1,507	$633

75th Percentile	$1,478		$229	4,620	$6,224
Median	$1,056		$171	4,117	$2,955
25th Percentile	$718		$121	3,349	$2,183

Red Hat	$523		$70	2,200	$3,446

Historically, the Compensation Committee has reviewed total compensation for Named Officers in a process that typically concludes during the Company’s second fiscal quarter. For the base salary, annual bonus and equity compensation elements of a Named Officer’s compensation (other than the CEO), the Compensation Committee sets a range of compensation based on information in the Consultant’s annual study, the input of management and other factors. The CEO then recommends a compensation level for each Named Officer based on individual performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendation and makes a final determination regarding the compensation level of these Named Officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to influence compensation for his direct reports. For the CEO, the Compensation Committee directly sets the base salary, annual bonus and equity compensation elements based on information in the Consultant’s annual study and other factors, including the terms of the CEO’s employment agreement with the Company.

Components of Compensation

During Fiscal 2008, our executive compensation program included the following principal components:

1.	Base salary;

2.	Annual cash bonus; and

3.	Equity compensation.

Executive officers are also entitled to receive the employee benefits offered to all of the Company’s full-time employees and participate in the severance and change in control arrangements described below under “Compensation and Other Information Concerning Executive Officers—Potential Payments Upon Severance or Change in Control”. There is no formal or informal policy for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing industry information and its annual review of tally sheets determines what it believes to be the appropriate level and mix of the various compensation components. The tally sheets reviewed by the Compensation Committee were prepared by the Consultant and included the following information: (i) cash and equity compensation paid to the Named Officers, (ii) the percentage ownership of the Company by each Named Officer (broken down by vested/owned equity and by unvested equity) and (iii) the realized gains from Common Stock sales by the Named Officer over the prior three years. Each of these items was compared to the Compensation Peer Group. While the Compensation Committee reviews and considers tally sheets and the internal compensation ratios between Named Officers, no specific policies or formulas were utilized in determining final compensation levels.

Base Salary

Base salaries provide for minimum levels of compensation regardless of performance, as well as serve as the basis for annual bonus opportunities, certain employee benefits and potential severance benefits. The Compensation Committee believes that it is necessary to set base salaries at levels that allow the Company to secure and retain the services of key executive talent. Due to base salary adjustments during the second fiscal quarter, base salaries shown in each fiscal year in the Summary Compensation Table reflect rates established during both the prior fiscal year and the current fiscal year. For Fiscal 2009, base salary adjustments were effective March 1, 2008.

	Fiscal Year Ending Base Salary:		Fiscal 2009 Base Salary
	2007	2008
James M. Whitehurst	—	$700,000	$700,000
Paul J. Cormier	$350,000	$375,000	$425,000
Alex Pinchev	$375,000	$375,000	$425,000
Charles E. Peters	$375,000	$375,000	$425,000
Michael R. Cunningham	$300,000	$325,000	$375,000

In recent years, the Compensation Committee has approved steadily increasing base salaries to reflect changes in the competitive market, the Company’s improved operating results and, for certain executives, increased scope of responsibilities. During Fiscal 2008 and 2009, the Compensation Committee set base salaries at approximately the median of the Compensation Peer Group, except for the CEO’s base salary, which was set between the 25th percentile and the median.

Annual Cash Bonus

Overview.    The Company’s Named Officers are eligible to earn an annual cash bonus under the Company’s Executive Variable Compensation Plan (“EVC Plan”). Annual cash bonuses are calculated based on the Company’s achievement of financial, strategic and operational performance goals and on the Named Officer’s achievement of individual performance goals. In Fiscal 2008, 75% of each Named Officer’s cash bonus was based on achievement of the Company’s performance goals, and 25% was based on achievement of individual goals. All Company performance goals were set and communicated at the beginning of the fiscal year, and individual performance goals were set and communicated during the first part of the fiscal year. The Compensation Committee believes that a combination of corporate and individual performance goals is appropriate in order to provide each Named Officer with an opportunity to be partially rewarded based on individual performance. Achievement of the targeted performance levels is intended to be the result of a sustained effort on the part of each executive officer, and it is the Compensation Committee’s expectation that, in normal circumstances, the Company and each Named Officer would achieve targeted performance levels with this effort.

Each Named Officer is assigned a target cash bonus amount. Bonus target amounts were determined based on job responsibilities and Compensation Peer Group data. The total target cash compensation for the Named Officers was positioned approximately at the median of the Compensation Peer Group. After the end of the fiscal year, each Named Officer receives a percentage of his or her target cash bonus determined by comparing the actual performance levels to the targeted performance levels. The maximum possible annual cash bonus attainable in Fiscal 2008 based on Company performance was 150% of the executive’s target annual cash bonus amount and the maximum possible cash bonus attainable in Fiscal 2008 based on individual performance was 50% of the executive’s target annual cash bonus amount. Accordingly, if both Company and individual performance were determined to be achieved at the highest possible levels, then the maximum possible cash bonus payment for a Named Officer would have been 200% of the target annual cash bonus amount.

The Compensation Committee believes that a cash bonus based on an assessment of individual performance against pre-determined quantitative and qualitative measures within the context of the Company’s overall performance is consistent with the compensation program’s objective of enhancing long-term stockholder value. For Fiscal 2008, the final payouts for each Named Officer were 118% of target bonus, which was based on 124% achievement of the Company financial performance goals and 100% of the individual performance goals, as described in more detail below. Mr. Whitehurst’s target and actual bonus for Fiscal 2008 were pro-rated based on his partial year of service to the Company in Fiscal 2008.

	Fiscal 2008		Fiscal 2009 Target
	Target	Actual
James M. Whitehurst	$116,667	$137,518	$700,000
Paul J. Cormier	$275,000	$324,149	$318,750
Alex Pinchev	$275,000	$324,149	$318,750
Charles E. Peters	$275,000	$324,149	$318,750
Michael R. Cunningham	$225,000	$265,213	$281,250

Bonus Based on Company Performance.    Each year the Compensation Committee establishes performance metrics and targeted performance levels for the Company for purposes of the EVC Plan. For Fiscal 2008, the selected metrics were GAAP net revenues, non-GAAP cash flow from operations (excluding SFAS 123R impact) and non-GAAP operating margin (excluding SFAS 123R impact). The range of performance levels for each metric was determined following a review of both internal projections and external expectations. The maximum possible annual cash bonus attainable based on Company performance goals for Fiscal 2008 was 150% of the target annual cash bonus amount.

	Target Range	Actual Result	Payout
GAAP Net Revenues	$505M – $528M	$523M	155%
Non-GAAP Operating Cash Flow	$230M – $275M	$264M	146%
Non-GAAP Operating Margin	19.5 – 24.0%	20.4%	70%

Average			124%

Bonus Based on Individual Performance.    Each year, the Compensation Committee, in cooperation with the CEO, establishes individual performance goals for each Named Officer. For Fiscal 2008, all individual goals were set forth in writing and discussed with each Named Officer during the first part of the fiscal year. These goals related to business strategy and implementation, management succession planning, retention of key employees, executive development and operational improvements. The maximum possible annual cash bonus attainable based on individual performance goals was 50% of the target annual cash bonus amount.

For each of the Named Officers other than Mr. Whitehurst, it was determined that all individual performance goals were either met or exceeded. Mr. Whitehurst was not subject to an individual performance component since he began employment in January 2008. Because total shareholder return during Fiscal 2008 was negative, the Compensation Committee determined to cap the bonus payout portion related to individual performance at 100%. The Compensation Committee will establish a set of individual goals for Mr. Whitehurst effective for Fiscal 2009.

Changes for Fiscal 2009.    For Fiscal 2009, the EVC plan contains the same financial metrics used in Fiscal 2008 except that GAAP results will be utilized for cash flow from operations. Additionally, the plan is expected to cap actual payouts at 100% of target if total shareholder return for both the one- and three-year periods ending February 28, 2009 (based on 20-day average closing prices) is negative.

Equity Compensation

Overview.    All of the Named Officers are eligible to receive annual equity compensation awards under the Company’s 2004 Long-Term Incentive Plan. The Company’s equity compensation program is designed to reward long-term performance and to retain the recipients through the term of the awards. The Compensation Committee believes that properly structured equity grants are a meaningful way to align the long-term interests of the Named Officers with those of stockholders and reflect the expected contributions of the Named Officers to the Company’s future success. The Compensation Committee feels that equity compensation grants should constitute a significant portion of overall compensation paid to the Named Officer.

Beginning in Fiscal 2008, the Compensation Committee approved a mixture of PSUs and RSAs for the Named Officers. In determining the mixture of PSUs and RSAs awarded in Fiscal 2008, the Compensation Committee considered an equity compensation portfolio that would (i) promote retention of Named Officers, (ii) reward Named Officers for attainment of long-term Company goals and (iii) be broadly reflective of peer group company practices and current industry standards. PSUs are earned on the basis of a corporate financial performance ranking relative to the companies used in the Compensation Peer Group over a three-year performance period. The Compensation Committee believed that PSUs would provide significant incentives for senior management to focus on specific growth metrics required to create long-term stockholder value. Since the awards are denominated and distributed in shares of Common Stock, a strong linkage to shareholder return is maintained.

For PSUs awarded during Fiscal 2008, the selected metrics are GAAP Net Revenue growth and non-GAAP operating income growth (defined as operating income excluding unusual or non-recurring items and the cumulative effect of changes in applicable tax and accounting rules) and are weighted equally. The Named Officers are eligible to receive partial, interim payouts under the PSU award as follows: (i) share payouts of up to 20% of the payout percentage of target (as described below) are to be made based on performance rankings for the first year of the performance period and (ii) share payouts of up to 50% of the payout percentage of target, less any shares previously paid under the PSU award, are to be made based on performance rankings for the first two years of the performance period. Following the conclusion of the three-year performance period, a share payout equal to 100% of the payout percentage of target, less any shares previously paid under the PSU award, are to be made based on performance rankings for the full, three-year performance period.

The following table provides the PSU payout percentages associated with average relative performance by percentile rank:

	Percentile Rank Relative to Compensation Peer Group	Payout % of Target
Maximum	75%	200%
	70%	175%
	65%	150%
	60%	125%
	55%	110%
Target	50%	100%
	45%	90%
	40%	75%
	35%	50%
Threshold	30%	25%

For Fiscal 2009, the Compensation Committee has awarded PSUs on terms which were substantially similar to the Fiscal 2008 awards, except that payout percentages are expected to be capped at 100% if total shareholder return for both the one- and three-year periods preceding the conclusion of the relevant portion of the performance period are negative (as calculated using a 20-day average closing price), and the first share payout was increased from 20% to 25% of the payout percentage of target.

Timing and Pricing of Equity Awards.    Under the 2004 Long-Term Incentive Plan, awards (both recurring and new hire or retention awards) to employees are approved before or on the date of grant by the Compensation Committee. The exercise price for stock option grants is equal to the closing price of Common Stock on the date of grant. In connection with his initial employment, Mr. Whitehurst received a mixture of stock options and RSAs. Except in connection with Mr. Whitehurst’s initial employment, none of the Named Officers received a stock option grant during Fiscal 2008.

It is the Company’s general practice to make recurring award grants during the Company’s open trading window after a quarterly earnings announcement. Prior to October 2007, awards to new employees, including new Named Officers, were typically granted on the 15th day of the month (or if not a business day, the first business day thereafter) following the Compensation Committee’s approval of the award and proper completion of all administrative requirements for the grant. Beginning in October 2007, awards to new employees, including Named Officers, are typically made on the 16th day of the month (or if not a business day, the first business day thereafter) in the month following the Company’s quarterly earnings announcement. Other than as described above, the Company has no program, plan or practice to coordinate its award grants with the release of material non-public information.

Grant Values.    To determine the appropriate level of annual grants for each Named Officer, the Compensation Committee first establishes an overall Company-wide stock option pool. Individual grant guideline ranges are then developed based on the median grants of the Compensation Peer Group. The CEO then recommends a grant amount for each Named Officer (other than the CEO) based on performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendations and makes a final determination regarding the grant level for each Named Officer, including the CEO. Actual grants during Fiscal 2008 for each Named Officer were determined to be between the median and the 75th percentile of the Compensation Peer Group. The exceptions were for Mr. Whitehurst, who received a grant in excess of the 75th percentile in connection with his initial employment in order to attract him to join the Company, and Mr. Cormier, who received a one-time additional grant of PSUs for retention purposes.

Equity compensation grants to Named Officers for Fiscal 2008 are described in the Grants of Plan-Based Awards Table below. In contrast, the equity values shown in the Summary Compensation Table below do not solely reflect equity awards granted during Fiscal 2007 and 2008. The Summary Compensation Table was prepared in accordance with SEC regulations that require equity award values of all prior grants to be shown based on compensation expense reflected in the Company’s financial statements for Fiscal 2007 and 2008 under SFAS 123R. SFAS 123R generally requires that an equity award be expensed over the vesting period of the equity award.

In the view of the Compensation Committee and the Company, the equity values shown in the Summary Compensation Table do not reflect the way the Compensation Committee determines the value of equity awards for purposes of compensation. Rather, the Compensation Committee determines awards based on fair value of the awards at time of grant, not the accounting treatment of current and prior awards as reflected in our financial statements under SFAS 123R.

Stock Ownership Guidelines

The Compensation Committee supports stock ownership as an effective means of aligning management motivations with the long-term interests of stockholders. In April 2006, the Compensation Committee approved stock ownership guidelines for executive management and non-employee directors. All non-employee directors and members of executive management must obtain the following number of shares within three years of eligibility:

Level	Guidelines
Chief Executive Officer	50,000 shares
Executive Vice President	25,000 shares
Senior Vice President	12,500 shares
Vice President	5,000 shares
Non-Employee Director	5,000 shares

For purposes of achieving the stated guidelines, shares owned outright, DSUs, and 60% of unvested restricted shares are counted, while PSUs are disregarded until payout. Outstanding stock option awards are excluded regardless of vesting and value. None of the following transactions with respect to securities of the Company are permitted by employees: selling short, buying or selling publicly traded options (puts and calls), purchasing Company stock on margin or pledging Company stock to a margin account. As of the end of Fiscal 2008, Named Officers then employed had met the guidelines.

Employee Benefits and Perquisites

The Company offers health and welfare benefits to full-time employees on a geographic basis. Each full-time employee working in a geography generally receives the same health and welfare benefits that are offered to the other full-time employees in that geography. In Fiscal 2008, none of the current Named Officers received any special benefits or perquisites in excess of $10,000 that were not generally available to United States-based full-time employees. Mr. Whitehurst, who joined the Company during Fiscal 2008, is entitled to receive certain relocation and related benefits as further described below under “Compensation and Other Information Concerning Executive Officers—Employment Arrangements with Named Officers—Chief Executive Officer”, but none of these amounts were paid to Mr. Whitehurst in Fiscal 2008.

Severance and Change in Control Arrangements

Severance and change in control arrangements are discussed below under the heading “Compensation and Other Information Concerning Executive Officers—Potential Payments Upon Severance or Change in Control”. The Compensation Committee believes that the change in control arrangements serve the best interests of stockholders because they help to minimize the distraction of management during a potential change in control at a cost that the Compensation Committee believes is both appropriate and reasonable. The Company’s Senior Management Change in Control Severance Policy was developed to help meet this objective, following consideration of a study of Compensation Peer Group practices prepared by the Consultant, and was intended to represent practices generally consistent with the findings.

Tax Deductibility of the Named Officers’ Compensation

The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and each to each other officer (other than the Chief Financial Officer) whose compensation is required to be reported pursuant to the Exchange Act by reason of being among the three most highly paid executive officers.

While the Company currently seeks to preserve deductibility of compensation paid to the Named Officers under Section 162(m), from time to time it may be necessary to provide compensation arrangements that are not deductible under Section 162(m) in order to recruit and retain outstanding executives.

On August 17, 2006, stockholders approved the 2006 Performance Compensation Plan (the “Performance Compensation Plan”) which enables the Company to maximize the tax deductibility of compensation expense in respect of named executive officers under Section 162(m) by allowing annual cash bonus payments or equity grants (beginning for Fiscal 2008 performance) to be performance-based. The Company believes that the Performance Compensation Plan will help to preserve tax deductibility under Section 162(m). However, full preservation may not be possible if, among other reasons, RSAs continue to play a significant role in the executive compensation programs.

Details regarding Named Officers’ exercise of stock options and vesting of restricted stock is described below in “Compensation and Other Information Concerning Executive Officers—Option Exercises and Stock Vested in Fiscal 2008”.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal 2008 and this Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

W. Steve Albrecht

Narendra K. Gupta

General H. Hugh Shelton (Chair)

Summary Compensation Table

The following table sets forth information regarding the compensation of the Company’s (i) current Chief Executive Officer, (ii) former Chief Executive Officer, (iii) Chief Financial Officer, (iv) former Executive Vice President, Worldwide Operations and (v) the Company’s other three most highly compensated executive officers who were serving as of February 29, 2008 as determined under SEC rules (collectively, the “Named Officers”).

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)		Total ($)
James M. Whitehurst (6) President and Chief Executive Officer	2008	116,667	122,290	130,424	137,518	11		506,910
Matthew J. Szulik (7)	2008	558,332	806,692	3,577,723	589,363	69,220	(8)	5,601,330
Chairman of the Board and Former President and Chief Executive Officer	2007	504,167	162,154	4,013,382	546,280	5,000		5,230,983
Joanne Rohde (9)	2008	184,783	—	2,660,856	—	123,656	(10)	2,969,295
Former Executive Vice President, Worldwide Operations	2007	291,667	—	2,583,747	187,500	6,381		3,069,295
Paul J. Cormier	2008	360,417	1,320,735	759,471	324,149	63		2,764,835
Executive Vice President, and President, Products and Technology	2007	333,333	48,646	839,758	275,000	—		1,496,737
Alex Pinchev	2008	375,000	613,571	1,109,149	324,149	6,813		2,428,682
Executive Vice President and President, Global Sales, Services, Field Marketing	2007	358,333	166,093	1,621,523	275,000	6,444		2,427,393
Charles E. Peters, Jr.	2008	375,000	361,023	1,056,609	324,149	6,419		2,123,200
Executive Vice President and Chief Financial Officer	2007	358,333	146,952	956,982	275,000	5,668		1,742,935
Michael R. Cunningham Executive Vice President and General Counsel	2008	310,417	524,890	681,556	265,213	7,001		1,789,077

(1)	Mr. Cormier’s and Mr. Cunningham’s base salaries changed during Fiscal 2008 as follows. At the beginning of Fiscal 2008, Mr. Cormier’s base salary was $350,000. His base salary increased to $375,000 in October 2007. Mr. Cunningham began Fiscal 2008 with a base salary of $300,000. His base salary was increased to $325,000 in October 2007.
(2)	Amounts in this column represent the compensation costs recognized by the Company in Fiscal 2008 with respect to RSA and PSU awards granted to Named Officers in Fiscal 2008 and prior fiscal years, as determined in accordance with SFAS 123R (except that estimated forfeitures have been disregarded for this purpose). A discussion of the assumptions used in calculating these values may be found in “NOTE 2—Summary of Significant Accounting Policies” in the Company’s Annual Report on Form 10-K for Fiscal 2008.
(3)	Amounts in this column represent the compensation costs recognized by the Company in Fiscal 2008 with respect to option awards granted to Named Officers in Fiscal 2008 and prior fiscal years, as determined in accordance with SFAS 123R (except that estimated forfeitures have been disregarded for this purpose). A discussion of the assumptions used in calculating these values may be found in “NOTE 2—Summary of Significant Accounting Policies” in the Company’s Annual Report on Form 10-K for Fiscal 2008.
(4)	Amounts in this column represent amounts earned based on Fiscal 2008 performance under the EVC Plan. For additional information regarding the awards see “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Components of Compensation—Annual Cash Bonus”.
(5)	Amounts in this column include Company 401(k) matching contributions and Company-paid premiums for life insurance benefits in Fiscal 2008 that are generally provided to all employees.
(6)	Mr. Whitehurst began service as the President and Chief Executive Officer of the Company effective January 1, 2008 and entered into an Employment Agreement pursuant to which he was granted 175,000 shares of restricted stock and an option to purchase 500,000 shares of Common Stock, both under the 2004 Long-Term Incentive Plan. The options and restricted stock vest in equal amounts on an annual basis over a four-year period.

(7)	Mr. Szulik retired from his position as President and Chief Executive Officer of the Company effective January 1, 2008. Since that time, Mr. Szulik has continued to serve as the Chairman of the Board of Directors. The Company and Mr. Szulik entered into an Executive Transition Agreement, effective January 1, 2008, pursuant to which the vesting of his PSU award granted in Fiscal Year 2008 will no longer be based on the achievement of performance criteria, but will instead be based solely on continued service with the Company, vesting 25% after one year and quarterly thereafter over an additional three-year period. Amounts in the salary column of this table include $58,332 in fees earned or paid in cash to Mr. Szulik in Fiscal 2008 for service on the Company’s Board of Directors after he retired as President and CEO of the Company. Mr. Szulik received no stock awards or option awards in Fiscal 2008 with respect to his service on the Company’s Board of Directors.
(8)	Amount includes (i) $55,382 in payout for accrued vacation time upon retirement, (ii) $2,025 premium paid on a term life insurance policy as was required by his Employment Agreement, effective July 24, 2002 and (iii) payment of $10,000 for office space and related expenses as provided by the Non-Executive Chairman Agreement between Mr. Szulik and the Company effective January 1, 2008.
(9)	Ms. Rohde retired from the Company and entered into a six-month consulting agreement with the Company dated October 11, 2007. The Company and Ms. Rohde also entered into an Amendment to Equity Awards Agreement dated October 11, 2007, pursuant to which Ms. Rohde has the right to exercise vested options for a period of up to 180 days following the expiration of the term of her consulting agreement.
(10)	Amount includes $24,230 in payout for accrued vacation time upon resignation and $94,134 paid to Ms. Rohde pursuant to the six-month consulting agreement she entered into with the Company dated October 11, 2007.

Employment Arrangements with Named Officers

Each of our Named Officers has in place an employment agreement or an offer letter with the Company that includes provisions relating to his employment. In addition to these agreements and offer letters, there are various other agreements and policies that describe the terms of each Named Officer’s employment relationship with the Company. These agreements, offer letters and policies are described in more detail below.

Chief Executive Officer

Mr. Whitehurst and the Company entered into an Executive Employment Agreement, dated as of December 19, 2007 (the “Executive Employment Agreement”), pursuant to which Mr. Whitehurst receives a base salary of $700,000 per annum and is eligible to receive an annual incentive bonus in an amount equal to 100% of his base salary in effect at the beginning of each fiscal year and may receive up to 200% of his base salary, as determined in the sole discretion of the Compensation Committee. The Company also agreed to pay up to $150,000 in the aggregate for Mr. Whitehurst’s reasonable relocation expenses incurred in his move from the Atlanta, Georgia area and a tax gross-up related to the taxable portion of any reimbursement of these relocation expenses. If Mr. Whitehurst is unable to sell his current principal residence in Atlanta, Georgia within a commercially reasonable period of time, then the Company will provide Mr. Whitehurst with an additional $150,000. As of the end of Fiscal 2008, the Company had not reimbursed Mr. Whitehurst for relocation expenses or made any payments relating to Mr. Whitehurst’s inability to sell his principal residence in Atlanta, Georgia.

Also pursuant to his Executive Employment Agreement, Mr. Whitehurst was granted options to purchase 500,000 shares of the Company’s common stock and 175,000 shares of restricted stock under the 2004 Long- Term Incentive Plan. The options have a per share exercise price equal to the closing price of the Company’s Common Stock as traded on the NYSE on the date of grant, vest in equal amounts on an annual basis over a four-year period following the date of grant, and, with limited exceptions, contain the same terms and conditions as the Company’s standard form of non-qualified stock option agreement adopted for use under the 2004 Long-Term Incentive Plan. The restricted stock granted to Mr. Whitehurst vests in equal amounts on an annual basis over a four-year period following the date of grant and, with limited exceptions, contains the same terms and conditions as the Company’s standard form of restricted stock agreement adopted for use under the 2004 Long-Term Incentive Plan. The Compensation Committee will consider the grant of equity awards to Mr. Whitehurst no less frequently than annually.

The provisions of the agreement governing severance payments are discussed below under “Potential Payments Upon Severance or Change in Control—Chief Executive Officer”.

Former Chief Executive Officer

On December 20, 2007, Mr. Szulik retired from his position as President and Chief Executive Officer of the Company effective January 1, 2008. Since that time, Mr. Szulik has continued to serve as the Chairman of the Board. The provisions of the agreements governing Mr. Szulik’s service as Chairman of the Board are discussed above under “Board of Directors and Corporate Governance Information—Compensation of Directors—Compensation of Board Chairperson.”

Prior to the effectiveness of his retirement as President and Chief Executive Officer, the terms of Mr. Szulik’s employment were described in an Employment Agreement effective July 24, 2002. Mr. Szulik’s agreement provided for (i) an annual salary of $350,000, subject to increase, (ii) an annual incentive cash bonus equal to the greater of $200,000 or fifty percent of his salary, and (iii) an annual stock option award of at least 500,000 shares at an exercise price equal to the fair market value on the date of the grant, vesting in equal amounts on a quarterly basis over a four year period following the date of grant. The agreement also required the Company to purchase a $1,000,000 term life insurance policy on behalf of Mr. Szulik. The provisions of Mr. Szulik’s agreements governing severance payments are discussed below under “Potential Payments Upon Severance or Change in Control—Former Chief Executive Officer”.

Former Executive Vice President, Worldwide Operations

Ms. Rohde retired from her position as Executive Vice President, Worldwide Operations in October 2007. In connection with Ms. Rohde’s retirement, she entered into a six-month consulting agreement with the Company dated October 11, 2007. The Company and Ms. Rohde also entered into an Amendment to Equity Awards Agreement dated October 11, 2007, pursuant to which Ms. Rohde has the right to exercise vested options for a period of up to 180 days following the expiration of the term of her consulting agreement.

Other Named Officers

Each Named Officer (other than Mr. Szulik and Mr. Whitehurst) entered into an offer letter with the Company at the time his employment with the Company began. With the exception of certain severance provisions in the Named Officers’ offer letters (described below in “Compensation and Other Information Concerning Executive Officers—Potential Payments Upon Termination or Change in Control—Other Named Officers”), the Company has no continuing obligations under the offer letters.

Indemnification

Each Named Officer has entered into an indemnification agreement with the Company. In general, the indemnification agreements provide that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify the Named Officer against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which the Named Officer becomes subject in connection with his or her service as an officer of the Company or in connection with other services performed by him or her at the request of the Company (such as service as a director of a subsidiary of the Company). The indemnification agreements also provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the Named Officer under certain circumstances. The indemnification agreements are not exclusive of any other rights to indemnification or advancement of expenses to which the Named Officer may be entitled, including any rights arising under the certificate of incorporation or bylaws of the Company, a separate agreement with the Company or applicable law.

Grants of Plan-Based Awards in Fiscal 2008

The following table sets forth information regarding grants of plan-based awards made to the Named Officers in Fiscal 2008.

Name	Grant Date	Approval Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/ Share) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
James M. Whitehurst	1/9/2008	12/19/2007							175,000			3,491,250
	1/9/2008	12/19/2007								500,000	19.95	2,480,909
		12/19/2007	—	116,667	233,334

Matthew J. Szulik	10/16/2007	10/12/2007							95,000			1,995,000
	10/16/2007	10/12/2007							95,000			1,995,000
		10/12/2007	250,000	500,000	1,000,000

Joanne Rohde	—	—	—	—	—	—	—	—	—	—	—	—

Paul J. Cormier	10/16/2007	10/12/2007							30,625			643,125
	10/16/2007	10/12/2007				—	94,375	188,750				3,963,750
		10/12/2007	—	275,000	550,000

Alex Pinchev	10/16/2007	10/12/2007							26,250			551,250
	10/16/2007	10/12/2007				—	26,250	52,500				1,102,500
		10/12/2007	—	275,000	550,000

Charles E. Peters, Jr.	10/16/2007	10/12/2007							28,875			606,375
	10/16/2007	10/12/2007				—	28,875	57,750				1,212,750
		10/12/2007	—	275,000	550,000

Michael R. Cunningham	10/16/2007	10/12/2007							21,875			459,375
	10/16/2007	10/12/2007				—	21,875	43,750				918,750
		10/12/2007	—	225,000	450,000

(1)	These columns show the potential value of the payout for each Named Officer under the EVC Plan and pursuant to the 2006 Performance Compensation Plan if the threshold, target or maximum goals had been satisfied for the performance measures established for Fiscal 2008 by the Compensation Committee. For a discussion of the EVC Plan see “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Components of Compensation—Annual Cash Bonus”. Actual bonus payments to Named Officers under the EVC Plan for Fiscal 2008 performance are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”.
(2)	These columns show the number of shares underlying PSUs that may be earned by each Named Officer pursuant to the 2006 Performance Compensation Plan and under the 2004 Long-Term Incentive Plan if the threshold, target or maximum goals had been satisfied for the performance measures established pursuant to the terms and conditions of the PSU Award Agreement approved by the Compensation Committee. For a discussion of PSUs see “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Components of Compensation—Equity Compensation”. The SFAS 123R value of actual grants of PSUs to Named Officers under the 2004 Long-Term Incentive Plan for Fiscal 2008 performance is included in the amounts in the column titled “Stock Awards” in the Summary Compensation Table above.
(3)	Amounts in this column reflect RSAs granted in Fiscal 2008 to Named Officers under the 2004 Long-Term Incentive Plan. The RSAs for Named Officers other than Mr. Whitehurst vest over a four-year period, 25% after one year and quarterly thereafter over an additional three years. The RSAs granted to Mr. Whitehurst vest over a four-year period, 25% per year. For further discussion see “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Components of Compensation—Equity Compensation”. In Fiscal 2008, Mr. Szulik received a grant of 95,000 shares of restricted stock and 95,000 PSUs. In connection with his retirement, 95,000 PSUs were converted into restricted stock, as further described in “Board of Directors and Corporate Governance Information—Compensation of Directors—Compensation of Board Chairperson.”
(4)	Amounts in this column reflect the number of stock options granted in Fiscal 2008 to a Named Officer under the 2004 Long-Term Incentive Plan. The stock options vest in equal amounts on an annual basis over four years.
(5)	The column shows the exercise price for the stock options granted, which was the closing price of Common Stock on January 9, 2008, the grant date approved by the Compensation Committee.
(6)	This column reflects the full grant date fair value of the equity awards granted to the Named Officer in Fiscal 2008 calculated in accordance with SFAS 123R, except that estimated forfeitures have been disregarded for this purpose. The values shown for Estimated Future Payouts Under Equity Incentive Plan Awards are calculated assuming the maximum award is granted. A discussion of the assumptions used in calculating these values may be found in “NOTE 2—Summary of Significant Accounting Policies” in the Company’s Annual Report on Form 10-K for Fiscal 2008.

Outstanding Equity Awards at End of Fiscal 2008

The following table sets forth information on the current holdings of stock option and stock awards by the Named Officers as of February 29, 2008.

	Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
James M. Whitehurst	—		500,000	19.95	1/9/2013
						175,000	3,120,250
								—	—
Matthew J. Szulik	144,908 375,000 2,138 997,069 793 62,500 312,500 62,500 900,000 919,735 78,125 781,982 18,018 166,667 250,000	(5) (5)	— 125,000 — — — 37,500 187,500 37,500 — — 171,875 — — — —	0.21 13.16 27.31 27.31 27.31 19.18 15.34 17.64 0.50 4.36 19.84 5.55 5.55 6.70 0.50	11/13/2008 12/28/2009 6/29/2010 6/29/2010 6/29/2010 7/25/2010 7/25/2010 7/25/2010 6/27/2011 6/27/2011 10/16/2011 7/24/2012 7/24/2012 12/17/2013 12/17/2013
						244,220	4,354,443
								—	—
Joanne Rohde	56,250 15,625 16,356 77,394 93,750 93,750 87,500 87,500 6,250 —		56,250 34,375 5,452 798 6,250 6,250 12,500 12,500 12,500 18,750	15.34 19.84 18.33 18.33 24.58 24.97 20.71 16.28 12.45 12.88	7/25/2010 8/16/2011 3/22/2014 3/22/2014 4/22/2014 5/21/2014 6/22/2014 7/22/2014 8/20/2014 9/22/2014
						—	—
								—	—
Paul J. Cormier	71,250 93,750 23,437 6,250		43,750 56,250 51,563 —	13.16 15.34 19.84 6.76	12/28/2009 7/25/2010 10/16/2011 7/22/2013
						48,673	867,840
								188,750	3,365,413
Alex Pinchev	18,750 32,812 23,437 87,500		25,000 32,813 51,563 —	13.16 15.34 19.84 13.53	12/28/2009 7/25/2010 10/16/2011 11/7/2013
						55,783	994,611
								52,500	936,075
Charles E. Peters, Jr.	72,187 23,437 32,624 213,626		32,813 51,563 — 43,750	10.70 19.84 12.26 12.26	4/19/2010 10/16/2011 8/31/2014 8/31/2014
						58,408	1,041,415
								57,750	1,029,683
Michael R. Cunningham	35,125 15,625 13,599 95,776		21,075 34,375 4,533 11,092	15.34 19.84 22.06 22.06	7/25/2010 10/16/2011 6/15/2014 6/15/2014
						47,540	847,638
								43,750	780,063

(1)	With the exception of Mr. Szulik’s options that expire on 11/13/2008, 6/27/2011 (with an exercise price of $0.50 per share), 12/17/2013, 12/29/2009, 7/25/2010 and 10/16/2011, all options listed above are exercisable 25% on the first anniversary of the date of grant and 6.25% per quarter thereafter. Mr. Szulik’s options that expire on 11/13/2008 vested 33.33% on the first anniversary of the date of grant and 2.78% per month thereafter. Mr. Szulik’s options that expire on 6/27/2011 (with an exercise price of $0.50 per share) and that expire on 12/17/2013 (with an exercise price of $0.50 per share) vested quarterly over a two-year period. Mr. Szulik’s options that expire on 12/17/2013 (with an exercise price of $6.70 per share) vest quarterly over a three-year period. Mr. Szulik’s options that expire on 12/29/2009, 7/25/2010 and 10/16/2011 vest quarterly over a four-year period.
(2)	All restricted stock listed above, except for restricted stock granted to Mr. Whitehurst, vests 25% on the first anniversary date and quarterly thereafter over three years. The restricted stock granted to Mr. Whitehurst vests over a four-year period, 25% per year. Information presented aggregates all historical grants of restricted stock awards.
(3)	The market value of the shares was calculated by multiplying the number of shares of Common Stock by $17.83, the closing price of Common Stock on February 29, 2008.
(4)	The PSU amounts reflect maximum payout potential of award as described in the Grants of Plan-Based Awards in Fiscal 2008 table above.
(5)	These stock option grants were issued with an exercise price above the closing price on the date of grant.

Option Exercises and Stock Vested in Fiscal 2008

The following table sets forth information on the number and value of stock options exercised and stock vested during Fiscal 2008 for the Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James M. Whitehurst	—	—	—	—
Matthew J. Szulik	—	—	33,280	672,420
Joanne Rohde	43,750	403,952	—	—
Paul J. Cormier	158,750	2,509,787	8,202	168,437
Alex Pinchev	34,375	562,344	15,858	327,337
Charles E. Peters, Jr.	—	—	17,390	357,641
Michael R. Cunningham	—	—	15,390	323,109

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the sale price of Common Stock at the time of exercise.
(2)	The value realized on vesting is based on the closing price of the Common Stock on the date of vesting.

Potential Payments Upon Severance or Change in Control

Each of the Company’s Named Officers is eligible to receive compensation upon certain types of termination of employment. The details regarding this compensation are contained in (i) the Named Officer’s employment agreement or offer letter, (ii) the Named Officer’s option award and restricted stock award agreements and/or (iii) the Senior Management Change in Control Severance Policy (the “Severance Policy”).

Chief Executive Officer

If Mr. Whitehurst’s employment is terminated by the Company without Cause (as defined in his Executive Employment Agreement) or if Mr. Whitehurst resigns for Good Reason (as defined in his Executive Employment Agreement), subject to the Company’s receiving a valid release of claims and Mr. Whitehurst’s compliance with certain restrictive covenants, Mr. Whitehurst will be entitled to receive (1) 150% of his then current annualized base salary, (2) a prorated portion of his current target bonus, and (3) health care coverage paid by the Company for himself and his beneficiaries for a period of no longer than 18 months following his termination. In addition, any portion of a prior stock award that is outstanding but unvested and which would otherwise have vested during the subsequent 18 months, will immediately vest. Mr. Whitehurst’s right to exercise any outstanding stock options will end on the earlier of the first anniversary of his termination or the expiration of the option’s maximum term.

Alternatively, if (a) Mr. Whitehurst’s employment is terminated by the Company without Cause either within three months prior to or upon or within 24 months following a Change in Control (as such terms are defined in his Executive Employment Agreement), or (b) Mr. Whitehurst terminates his employment for Good Reason upon or within 24 months following the occurrence of a Change in Control (as such terms are defined in his Executive Employment Agreement), subject to the Company receiving a valid release of claims, he will be entitled to receive (1) 200% of his then current annualized base salary, (2) 200% of his then current target bonus, (3) a prorated portion of his then current target bonus, (4) health care coverage paid by the Company for himself and his beneficiaries for a period of no longer than 24 months following his termination, and (5) term life insurance in the same amount of death benefit protection that he enjoyed under Company-provided life insurance coverage on the date of his termination of employment paid by the Company for a period of 24 months following his termination. In addition, any portion of a prior stock award previously granted to Mr. Whitehurst will immediately vest. If any amounts payable under his Executive Employment Agreement or any other amounts in the nature of compensation, result in the imposition of the “golden parachute” excise tax, Mr. Whitehurst will receive a tax gross-up payment to offset the tax liabilities created by the excise tax.

Finally, if (a) Mr. Whitehurst’s employment is terminated by the Company for Cause or (b) Mr. Whitehurst resigns without Good Reason, he will be entitled to payment of his base salary through the date his employment is terminated.

Former Chief Executive Officer

In connection with his retirement, Mr. Szulik and the Company entered into a Chairman Agreement and a Transition Agreement with the Company effective February 2008. For the terms of these agreements, including terms relating to severance or a change of control, please see “Board of Directors and Corporate Governance Information—Compensation of Directors—Compensation of Board Chairperson” above. Mr. Szulik received no additional payments from the Company based on his retirement from his position as President and Chief Executive Officer.

Other Named Officers

Vesting of Equity

Each Named Officer who was employed by the Company on February 29, 2008 (other than Mr. Whitehurst) is a party to stock option, RSA and PSU agreements that provide for accelerated vesting under certain circumstances after a Change in Control (as defined in the agreements) of the Company. Upon a Change in Control of the Company, a Named Officer’s PSUs will automatically be considered earned and convert into shares of restricted stock as if the Named Officer met the target performance level. Thereafter, if the Named Officer’s restricted stock or stock option grants are assumed or converted in connection with the Change in Control, and if the Named Officer’s relationship with the Company or its successor is terminated within one year after the Change in Control without Good Cause (as defined in the agreements) by the Company or its successor or with Good Reason (as defined in the agreements) by the Named Officer, then unvested restricted stock and stock option grants would vest. If the Named Officer’s restricted stock is not assumed or converted in connection with a Change in Control, then the restricted stock would be treated as vested immediately prior to the Change in Control. If the Named Officer’s stock option grants are not assumed or converted in connection with a Change in Control, then the Named Officer would receive a lump sum cash payment in an amount based in part on the fair market value of the shares underlying the stock option grant on the day preceding the Change in Control.

Severance Payments

Pursuant to the Severance Policy, each Named Officer who was employed by the Company on February 29, 2008 (other than Mr. Whitehurst) will be eligible for lump sum cash payments if the Named Officer’s employment is terminated under certain circumstances after a Change in Control (as defined in the Severance Policy) of the Company. These payments will be in lieu of, and not in addition to, any other severance payments to which a Named Officer may be entitled pursuant to the terms of the offer letters described below. Under the

Severance Policy, if the Named Officer is terminated within one year after the Change in Control without Good Cause (as defined in the Severance Policy) by the Company or its successor or with Good Reason (as defined in the Severance Policy) by the Named Officer, then the Named Officer will be eligible to receive:

•

a lump sum payment equal to two times the sum of the Named Officer’s then-current annual base salary plus an amount equal to the average of the annual bonuses earned by the Named Officer during the two previous fiscal years;

•

continuation of the Named Officer’s and his or her eligible dependents’ coverage under the Company’s welfare benefit plans as in effect on the date of termination until the earlier of two years following the date of termination or the date the Named Officer or his or her eligible dependents become eligible for comparable benefits from another employer; and

•

a pro-rata incentive bonus, if any, to which he or she would have been entitled in accordance with the Company’s annual bonus plan calculated through the Named Officer’s termination, but based on the targets achieved prior to the Named Officer’s date of termination.

Mr. Cormier’s offer letter provides that should his employment with the Company be terminated at any time without Cause (as defined in the offer letter), he will receive the greater of (i) the standard severance base compensation applicable to a person with his tenure with the Company or (b) six months of his then current base pay.

Mr. Peters’ offer letter provides that in the event Mr. Peters’ employment is terminated by the Company for any reason other than for Cause (as defined in his offer letter), he will be eligible for a severance package that equals one year base pay.

Other Benefits

In the event that compensation paid to the Named Officer by the Company is subject to tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will reimburse the Named Officer for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Termination for Cause, Voluntary Resignation Without Good Reason

If any Named Officer is terminated by the Company for Cause, or if he or she voluntarily resigns from the Company other than for Good Reason, the Named Officer shall have no further right to receive any compensation or benefits after the termination or resignation, other than compensation or benefits that are generally provided for all salaried employees upon resignation or termination under similar circumstances.

Summary of Potential Payments upon Severance or Change in Control

The following table sets forth information on the potential payments to Named Officers upon severance or change of control of the Company, assuming the severance or change of control took place on February 29, 2008.

		Accelerated Vesting of 2004 Long- Term Incentive Plan Awards
Name	Cash Severance Payment ($)	Stock Options $ (1)	Restricted Stock $ (2)	PSUs $ (3)	Welfare Benefits ($) (4)	Excise Gross Up Payment ($)	Total ($)
James M. Whitehurst
• Change in Control With Termination Without Cause or With Good Reason	1,633,334	—	3,120,250	—	30,000	1,307,517	6,091,101
• Termination Without Cause or With Good Reason	1,050,000	—	780,063	—	22,500	—	1,852,563

Matthew J. Szulik (5)
• Change in Control Only	—	1,057,750	4,354,443	—	—	—	5,412,193
• Termination Without Cause or With Good Reason	350,000	899,750	1,342,831	—	45,000	—	2,637,581
• Termination With Cause or Without Good Reason	—	—	—	—	45,000	—	45,000
• Death or Disability	350,000	899,750	1,342,831	—	45,000	—	2,637,581

Paul J. Cormier
• Change in Control With Termination Without Cause or With Good Reason	1,345,000	344,376	867,840	1,009,624	30,000	—	3,596,840
• Termination Without Cause or With Good Reason	187,500	—	—	—	—	—	187,500

Alex Pinchev
• Change in Control With Termination Without Cause or With Good Reason	1,425,000	198,454	994,611	280,823	30,000	—	2,928,888

Charles E. Peters, Jr.
• Change in Control With Termination Without Cause or With Good Reason	1,407,500	477,645	1,041,415	308,905	30,000	—	3,265,465
• Termination Without Cause or With Good Reason	375,000	—	—	—	—	—	375,000

Michael R. Cunningham
• Change in Control With Termination Without Cause or With Good Reason	1,041,250	52,477	847,638	234,019	30,000	—	2,205,384

(1)	Amounts in this column describe the value of stock options that would vest upon the triggering event described in the leftmost column. The value of stock options is based on the difference between the exercise price of the options and the $17.83 closing price per share of Common Stock on February 29, 2008.
(2)	Amounts in this column describe the value of restricted stock that would vest upon the triggering event described in the leftmost column, based on the $17.83 closing price per share of Common Stock on February 29, 2008.
(3)	Amounts in this column describe the value of PSUs that would vest upon the triggering event described in the leftmost column, based on the $17.83 closing price per share of Common Stock on February 29, 2008.
(4)	Amounts in this column describe the estimated cost of providing welfare benefits during the severance period (assumed to be $15,000 per year).
(5)	Mr. Szulik retired from the positions of President and Chief Executive Officer in January 2008. Mr. Szulik is included in this table because he was a Named Officer during Fiscal 2008, but continued to serve as Chairman of the Board of the Company after his retirement. Mr. Szulik is entitled to potential payments upon certain severance or change in control events by virtue the Non-Executive Chairman Agreement and Executive Transition Agreement that he entered into in connection with his retirement. Amounts listed are the amounts Mr. Szulik would have received had the triggering event occurred on February 29, 2008.

Equity Compensation Plan Information

The following table sets forth, as of February 29, 2008 for the Company’s equity compensation plans, the number of shares of Common Stock authorized to be issued upon exercise of outstanding options, warrants and rights, the weighted average exercise price of outstanding options, warrants and rights and the number of shares remaining available for future issuance, aggregated as follows: (i) all existing compensation plans previously approved by the stockholders of the Company, (ii) all existing compensation plans not previously approved by the stockholders and (iii) the total of (i) and (ii).

	(a)		(b)		(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	19,763,370	(2)	15.89	(3)	3,845,160	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	19,763,370	(2)	15.89	(3)	3,845,160	(4)

(1)	This table excludes an aggregate of 363,301 shares of Common Stock with a weighted-average exercise price of $7.57 per share that are issuable upon exercise of options issued under compensation plans of the following entities: Akopia, Inc., BlueCurve, Inc., Cygnus Solutions, Inc., JBoss, Inc., Planning Technologies, Inc., Sistina Software, Inc., and Wirespeed Communications Corporation (collectively, the “Acquired Companies”). The Company assumed these options in connection with the acquisition of the Acquired Companies. No additional shares of Common Stock remain available for future issuance under the Acquired Companies’ compensation plans. The table also excludes 783,867 shares of Common Stock underlying outstanding RSAs issued under the 2004 Long-Term Incentive Plan which are subject to forfeiture and would become available for future issuance if service conditions are not satisfied.
(2)	This number includes awards of stock options, RSUs, DSUs, and PSUs broken out as follows: (i) 18,046,160 shares of Common Stock underlying outstanding stock options, and (ii) 1,717,210 shares of Common Stock underlying outstanding DSUs, RSUs, and PSUs. For purposes of this table PSUs are calculated as outstanding at the maximum payout amount set forth in the “Grants of Plan-Based Awards” table above, however, actual payout amount may be less than the maximum. For a discussion of PSUs see “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Components of Compensation—Equity Compensation”. Such outstanding awards were issued under stockholder-approved plans as follows: (i) 11,301,563 shares of Common Stock issuable under the 2004 Long Term Incentive Plan, (ii) 8,160,395 shares of Common Stock issuable under the Company’s 1999 Stock Option and Incentive Plan (no additional shares of Common Stock remain available for future issuance under this plan), and (iii) 301,412 shares of Common Stock issuable under the Company’s 1998 Stock Option Plan, as amended (no additional shares of Common Stock remain available for future issuance under this plan).
(3)	The weighted average exercise price in Column (b) excludes a total of 2,501,077 full value awards (RSAs, DSUs, PSUs, and restricted stock units (“RSUs”)) with no exercise price with a weighted average fair market value of $20.68.
(4)

Consists of 3,530,605 shares of Common Stock remaining available for future issuance under the 2004 Long-Term Incentive Plan (excluding shares reflected in Column (a)) and 314,555 shares of Common Stock remaining available for issuance under the 1999 Employee Stock Purchase Plan, as amended. The Company’s Board of Directors has indefinitely suspended future offerings under the 1999 Employee Stock Purchase Plan, as amended. Full value awards issued under the current 2004 Long-Term Incentive Plan reduce the number of securities remaining at a rate of 1.6 shares for each full value share awarded. A total of

2,501,077 shares underlying full value awards have been issued and are reflected as outstanding in Column (a), however, these shares have been deducted from the plan at a rate of 1.6 shares for each full value share awarded resulting in a total debit of 4,001,723 shares. If the proposed amendment and restatement to the 2004 Long-Term Incentive Plan is approved, future issuances of full value awards will reduce the number of securities remaining available under the 2004 Long-Term Incentive Plan on a one-for-one basis.

ITEM NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, the Board of Directors of the Company is divided into three classes. There are two directors currently serving in each of Class I and Class II. There are three directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The term of each Class III Director runs until this Annual Meeting. All directors will hold office for their term and until their successors have been duly elected and qualified. Dr. W. Steve Albrecht and Dr. Marye Anne Fox currently serve as Class I Directors; General H. Hugh Shelton, U.S. Army (Retired) and Matthew J. Szulik currently serve as Class II Directors; and Dr. Narendra K. Gupta, William S. Kaiser and James M. Whitehurst currently serve as Class III Directors.

The nominees for Class III Director are Dr. Narendra K. Gupta, William S. Kaiser and James M. Whitehurst, each of whom currently serves as a Class III Director of the Company.

Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of some other person, or for fixing the number of directors at a lesser number.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” ELECTING THE THREE NOMINEES FOR CLASS III

DIRECTORS FOR TERMS OF THREE YEARS EACH.

ITEM NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for Fiscal 2009. It is expected that a member of the firm will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered public accounting firm is not required under Delaware law or under the Company’s Amended and Restated Certificate of Incorporation, as amended, or its Amended and Restated By-Laws, the Company believes it is advisable and has decided to provide its stockholders with the opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2009, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select a new independent registered public accounting firm for Fiscal 2009 or whether to wait until the completion of the audit for the fiscal year before changing independent registered public accounting firms.

Shares represented by all proxies received by the Board of Directors and not marked so as to vote against or abstain from voting will be voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal Year Ended February 29, 2008	Fiscal Year Ended February 28, 2007
Audit Fees (1)	$1,127,637	$1,384,316
Audit-Related Fees (2)	$252,609	$366,120
Tax Fees (3)	$26,209	—
All Other Fees (4)	—	—

Total Fees	$1,406,455	$1,750,436

(1)	“Audit Fees” consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees”. For Fiscal 2008, fees for assistance with merger and acquisition activities comprise substantially all of the amounts described.
(3)	“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. For Fiscal 2008 fees for assistance with transfer pricing matters comprise substantially all of the amounts described.
(4)	All Other Fees consist of fees for products and services provided by the independent registered public accounting firm other than for the services reported above in Audit Fees, Audit-Related Fees or Tax Fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may and has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. In Fiscal 2008, all non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

ITEM NO. 3

AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN

On June 19, 2008, the Board of Directors of the Company approved, subject to stockholder approval, an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan (the “Amended Plan”). The Company’s stockholders are being asked to approve the Amended Plan. If approved, the Amended Plan would, among other things, increase the number of shares available for issuance under the 2004 Long-Term Incentive Plan.

As of February 29, 2008, there were 3,530,605 shares available for future grant under the 2004 Long-Term Incentive Plan. If Red Hat’s stockholders approve the Amended Plan, the remaining shares available for future grant under the 2004 Long-Term Incentive Plan, any shares subject to awards that expire or terminate under the 2004 Long-Term Incentive Plan or the Acquired Plans (as defined in the Amended Plan) and any shares withheld for tax purposes, plus an additional 9,500,000 shares (with all of the foregoing subject to adjustment in the event of stock splits and other similar events), will be available for issuance under the Amended Plan. If the stockholders fail to approve the Amended Plan, the 2004 Long-Term Incentive Plan will remain in existence unchanged.

The Company and the Board of Directors believe the Company has found a balanced approach to responsibly managing shareholder dilution while maintaining a strong pay-for-performance culture and that stockholders’ support of the Amended Plan will enable Red Hat to continue to attract and retain high caliber employees, to link incentive rewards to Company performance, to encourage employee ownership in Red Hat and to align the interest of employees and directors with those of the stockholders.

Key facts relating to the Amended Plan are summarized below:

•	The 9,500,000 shares of Common Stock requested under the Amended Plan, and referred to above, represent approximately 5% of the Company’s outstanding common shares as of May 31, 2008.

•

Equity compensation remains a key component of a competitive compensation package in the Company’s industry and, Red Hat believes, effectively rewards employees for the success of Red Hat over time. In an effort to provide a stronger link between the Company’s performance and executive compensation, the Company has introduced a performance equity program of grants of PSUs for senior management. Vesting of PSUs occurs based on Red Hat’s growth relative to its Compensation Peer Group.

•

Red Hat believes it has historically taken a relatively conservative approach to the amount of equity compensation granted as a whole when compared to its Compensation Peer Group and information provided by the Consultant to the Compensation Committee.

•	Red Hat has continued to experience high growth. Since its fiscal year ended February 28, 2006 (“Fiscal 2006”), Red Hat’s employee population has increased by approximately 50%.

•

Although Red Hat’s employee population has increased significantly its annual burn rate has decreased: Fiscal Year 2008 annual Gross Burn Rate (as further explained below) was 1.69% and the Net Burn Rate (as further explained below) for the same period was 1.28% as compared to the Fiscal Year 2006 Gross Burn Rate of 2.54% and Net Burn Rate of 1.66%. Gross Burn Rate is defined as the total shares underlying all awards granted during the period divided by the weighted average common shares outstanding for the period. Gross Burn Rate includes all awards granted and does not consider cancellations or forfeitures of awards. Net Burn Rate is defined as the total shares underlying all awards granted during the period less any cancellations or forfeitures of awards during the period divided by the weighted average common shares outstanding for the period.

•	For the last three fiscal years ending February 29, 2008, Red Hat’s average Gross Burn Rate was 2.24%. Red Hat estimates its Gross Burn Rate is below the 25th percentile when compared to its

Compensation Peer Group. Red Hat’s current intention is to limit its Gross Burn Rate to a level comparable to the median of the Compensation Peer Group. The Compensation Committee retains the authority to exceed this competitive median should it determine that it is in the best interests of the Company.

•

Current year burn rate was impacted by the following factors: (i) a continuation of grants of broad-based new hire and ongoing service awards to over 2,200 employees worldwide—attracting and retaining key talent continues to be a strong focus with over 75% of the Company’s employee population representing a specialized skillset within the Company’s industry; (ii) the Company recruited and hired a new Chief Executive Officer, James M. Whitehurst, which resulted in the issuance of the equity grants noted in the section entitled “Grant History” below and (iii) the grant of a mix of stock options and full value awards, with stock option awards representing over 85% of shares granted under the 2004 Long-Term Incentive Plan as of February 29, 2008.

•

Red Hat’s Overhang (a measure of potential dilution as further explained below) from outstanding grants and shares available for future grant under the 2004 Long-Term Incentive Plan as of February 29, 2008, was approximately 10.88%. Red Hat estimates its current Overhang to be below the 25th percentile when compared to the Compensation Peer Group. The additional 9,500,000 shares requested under the Amended Plan would result in Overhang of approximately 14.66% as of February 29, 2008 which is well below the Compensation Peer Group median of 17.1%. Overhang is defined as the sum of (i) the total number of shares underlying all equity awards granted as listed in the Equity Compensation Plan Information table above and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total shares underlying all equity awards granted as noted in the Equity Compensation Plan Information table, (b) the total number of shares available for future award grants and (c) the total number of common shares outstanding as of February 29, 2008.

In addition, the Amended Plan includes other key changes:

•

The Amended Plan would provide that any shares that are subject to awards shall be counted against the plan limit as one share for every one share granted, rather than the counting rule in the pre-amendment plan that treated restricted stock and similar awards differently from options and SARs.

•	The Amended Plan would place limits on the authority of the Compensation Committee to amend equity awards to allow for accelerated vesting in a manner inconsistent with minimum vesting provisions.

•

The Amended Plan would provide that any shares recovered in connection with shares withheld or tendered in connection with an exercise of an award, to satisfy tax withholding obligations or the settlement of an award in cash would be added back into the pool of shares available for awards.

•

The Amended Plan would eliminate the minimum length of performance periods (under certain circumstances) for performance awards, which is intended to facilitate the granting of awards to new employees that satisfy the requirements of Section 162(m) of the Code to the extent applicable.

•	The Amended Plan would provide additional flexibility in dealing with equity plans of companies acquired at a future date in that it would allow the use shares remaining in such plans.

•	The Amended Plan adds additional situations in which violations of noncompetition or other responsibilities of the employee may permit the cancellation of Awards.

•	The Amended Plan would provide other technical clarifications, including modifications pursuant to Section 409A of the Code.

Stockholders are requested to approve the adoption of the Amended Plan in the form attached hereto as Appendix A.

The Board of Directors believes that the adoption of the Amended Plan is in the best interests of Red Hat and its stockholders because the 2004 Long-Term Incentive Plan plays an important role in ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE AMENDED PLAN.

A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Appendix A.

Purpose

The Amended Plan allows Red Hat to provide directors, employees, consultants and advisors who are selected to receive awards under the Amended Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to Red Hat.

Key Provisions

The Amended Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Termination Date:    September 21, 2014

Eligible Participants:    Directors, employees, consultants and advisors of the Company or an affiliate of the Company

Shares Authorized:

•

22,500,000 shares plus (i) any shares previously authorized and remaining available for issuance under the Acquired Plans and (ii) any shares that may become available for issuance under the Acquired Plans;

•	The maximum aggregate number of shares that may be issued under the Amended Plan through Incentive Stock Options is 8,000,000 shares.

•

If any award expires or is terminated, surrendered or cancelled without having been fully exercised, is forfeited in whole or in part (including as a result of a contractual repurchase right), is settled in cash or otherwise results in any shares being forfeited or not being issued, the unused shares covered by such award would be added back into the pool of shares available for awards.

•

Shares recovered in connection with shares withheld or tendered in connection with an exercise of an award or to satisfy tax withholding obligations would be added back into the pool of shares available for awards.

Award Types:

•	Stock options, including incentive stock options

•	Stock appreciation rights (“SARs”)

•	RSAs

•	RSUs, including PSUs and DSUs

•	Performance awards

•	Other stock-based awards

Award Limits Per Person Per Fiscal Year:

•	Stock Options/SARs: 2,000,000 shares

•	RSAs, RSUs, Performance Awards and/or Other Stock-Based Awards: 1,000,000 shares

•	Awards Valued Other Than With Reference to Common Stock: Value of $10,000,000

Vesting:    Determined by the Compensation Committee with minimums of one year for stock options and three years for RSAs or RSUs (with vesting with respect to one-third of the award after one year and the remainder of the award vesting pro rata over the remainder of the three-year period permitted), with certain exceptions

Not Permitted:    Repricing of stock options or discounted stock options and SARs

Plan Benefits:    As of February 29, 2008 over 2,200 persons would have been eligible to receive awards under the Amended Plan, including the Company’s five executive officers and six non-employee directors. Other than grants of awards to independent directors pursuant to our 2006 Director Compensation Plan or successor director compensation plans, the granting of future awards under the Amended Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. See “Board of Directors and Corporate Governance Information—Compensation of Directors” above for a description of the 2006 Director Compensation Plan.

Grant History

Since adoption of the 2004 Long-Term Incentive Plan through February 29, 2008, the Company granted the following awards under the 2004 Long-Term Incentive Plan to the individuals and groups listed below:

	Options		Stock-Based Awards
Name and Principal Position	Weighted Average Exercise Price	Total Shares Subject to Option Grants	Total Stock- Based Awards	Weighted Average Purchase Price (1)
James M. Whitehurst	$19.95	500,000	175,000	—
President and Chief Executive Officer

Matthew J. Szulik	$15.79	1,450,000	182,500	—
Chairman of the Board and Former President and Chief Executive Officer

Joanne Rohde	$16.47	200,000	—	—
Former Executive Vice President, Worldwide Operations

Paul J. Cormier	$15.23	400,000	245,625	—
Executive Vice President and President, Products and Technologies

Alex Pinchev	$15.80	262,500	135,625	—
Executive Vice President and President Global Sales, Services and Field Marketing

Charles E. Peters	$14.51	180,000	149,625	—
Executive Vice President and Chief Financial Officer

Michael R. Cunningham	$17.46	106,200	122,813	—
Executive Vice President and General Counsel

All current executive officers, as a group	$17.04	1,448,700	828,688	—

All current directors who are not executive officers, as a group	$16.01	1,535,000	206,568	—

All nominees for director, as a group	—	—	—	—
All associates of any director, executive officer, or director nominee	—	—	—	—

All employees who are not executive officers, as a group	$17.29	10,285,075	1,657,220	—

(1)	RSAs, RSUs, PSUs and DSUs under the 2004 Long-Term Incentive Plan have been granted for no cash consideration other than par value in certain circumstances.

In all cases, the securities underlying the awards under the 2004 Long-Term Incentive Plan are shares of the Company’s Common Stock. With the exception of performance based awards and certain other special awards, options and full-value awards vest over a period of four years, either (i) with 25% vesting after one year and 6.25% vesting on a quarterly basis thereafter or (ii) vesting 25% annually. As of May 30, 2008, the closing sale price of the Company’s Common Stock on the NYSE was $24.36.

Awards

Awards under the Amended Plan may be either performance-based and designed to comply with Section 162(m) of the Code, or discretionary. Subject to the Amended Plan limits, the Compensation Committee has the discretionary authority to determine the size of an award and whether it is intended to be performance-based.

Adjustments

In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar event affecting the Common Stock, the Compensation Committee will, in addition to any provisions contained in the terms of a grant, equitably adjust the number and kind of shares granted under the Amended Plan and equitably adjust, the number and kind of shares subject to awards and the exercise price of outstanding stock options and other similar limits, with the manner of adjustments being in its sole discretion.

Stock Options

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the Amended Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock option will be exercisable more than seven years after the date it is granted. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable, with certain minimums described above. Payment of the exercise price of a stock option may be in cash, Common Stock owned by the participant, delivery of a notice of “net exercise” to the Company with the consent of the Compensation Committee, other consideration permitted by the Compensation Committee or by a combination of the foregoing.

Restricted Stock and Restricted Stock Unit Awards

RSAs entitle recipients to acquire shares of Common Stock, subject to forfeiture of all or part of such shares by the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established in such award. RSUs entitle the recipient to receive shares of Common Stock or the value thereof, at the election of the Company to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Compensation Committee may determine, including restrictions covering a period of time or relating to achievement of performance targets or provisions providing for deferral of payment. Any RSAs and RSUs which vest on the basis of a participant’s continuous active service with Red Hat or a related entity will not provide for vesting which, subject to certain exceptions, is any more rapid than one third of the award vesting after one year and the remainder of the award vesting pro rata over the following two years. Any awards of restricted stock or restricted stock units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least one year, subject to certain exceptions.

Stock Appreciation Rights

A SAR is an award entitling the holder on exercise to receive, at the election of the Company, either cash or Common Stock in an amount determined in whole or in part by reference to the appreciation in the fair market value of a share of Common Stock from the date of grant until the date of exercise. SARs may be granted without regard to any option or other award under the Amended Plan or in conjunction with all or part of any option granted under the Amended Plan. SARs generally have the same terms and conditions as options.

Performance Awards and Other Stock-Based Awards

Under the Amended Plan, the Compensation Committee has the right to grant other awards of Common Stock or awards otherwise based upon Common Stock or other property, including without limitation performance awards that may be paid in cash, Common Stock, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. Any awards of other stock-based awards which vest on the basis of a participant’s continuous active service with Red Hat or a related entity will not provide for vesting which, subject to certain exceptions, is any more rapid than one third of the award vesting after one year and the remainder of the award vesting pro rata over the following two years. Any awards of other stock-based awards which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least one year, subject to certain exceptions. Performance periods of performance awards shall not be longer than five years.

Transferability

Except as authorized by the Compensation Committee, no awards and no shares of Common Stock that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered other than by will, the laws of descent and distribution or a qualified domestic relations order. The Compensation Committee may provide in certain types of award for transfer to or for the benefit of the participant’s immediate family member, a family trust or any other entity established for the benefit of the participant or his or her immediate family member, subject to certain exceptions.

Change in Control

If provided in an award agreement, stock options and other awards granted to directors, employees, consultants and advisors under the Amended Plan may become exercisable upon the occurrence of a change in control as defined in the Amended Plan. Notwithstanding the foregoing, terms and conditions as may be set forth in an award agreement or determined by the Compensation Committee in its discretion may supersede the Amended Plan.

Termination of Employment

The Compensation Committee shall determine the period of time for which any awards under the Amended Plan will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with the Company or its affiliate.

Administration

The Amended Plan shall be administered by the Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board, and except as limited by the Amended Plan, the Compensation Committee may exercise all discretion delegated to it under the Amended Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Amended Plan and establish, amend and rescind any rules relating to the Amended Plan. The Compensation Committee may, under the Amended Plan, delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company, subject to certain conditions and exceptions.

Amendments

The Board of Directors may at any time terminate, amend or suspend the Amended Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted). In addition, no action may be taken by the Board of Directors (except those described earlier under the heading “Adjustments”) without the approval of the stockholders if the amendment would (a) increase the number of shares that may be the subject of awards under the Amended Plan, (b) expand the types of awards available under the Amended Plan, (c) materially expand the class of persons eligible to participate in the Amended Plan, (d) amend the provision of the Plan that prohibits re-pricing of options, (e) increase the maximum permissible term of any option beyond seven years, (f) amend any provision establishing limitations on grants to individual participants, (g) accelerate vesting in a manner inconsistent with minimum vesting provisions, (h) effect an amendment for which shareholder approval is required under Section 162(m) or (i) amend any award in any manner inconsistent with Section 162(m).

Federal Income Tax Consequences

The following briefly summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Red Hat or its 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. Generally, any deferred awards are intended to be taxable on distribution.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Red Hat

There will be no tax consequences to Red Hat except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during Fiscal 2008, all filings required to be made by reporting persons were timely made, with the following exceptions: a report related to the grant of annual options to Mr. Kaiser for service as a member of the Board of Directors on August 13, 2007 was filed on August 28, 2007 and a report relating to the gifting of shares into trusts by Mr. Szulik for the benefit of his children on November 6, 2003 was filed on a Form 5 dated April 24, 2008.

OTHER MATTERS

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders must comply with the procedures outlined in Rule 14a-8 of the Exchange Act, must be directed to: Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, and must be received by March 10, 2009.

Proper proposals of stockholders intended to be presented at the Company’s 2009 Annual Meeting of Stockholders but that do not comply with the requirements for inclusion in the Company’s proxy materials (as described in the first paragraph of this section) must be received by the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on March 10, 2009 nor earlier than the close of business on February 8, 2009. For each stockholder proposal that properly comes before the 2009 Annual Meeting of Stockholders in the manner described in this paragraph, the shares represented by all proxies received by the Board of Directors for the 2009 Annual Meeting of Stockholders will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

Method of Holding Shares

Most Red Hat stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Red Hat’s transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Red Hat. As the stockholder of record, you have the right to grant your voting proxy directly to Red Hat or to a third party, or to vote in person at the Annual Meeting. Red Hat has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you may be considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker or other nominee. As a beneficial owner, you have the right to direct your broker or other nominee how to vote and you are also invited to attend the Annual Meeting. Your broker or other nominee has enclosed or provided voting instructions to you for use in directing the broker or other nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal and adequate proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

The Company’s Annual Report on Form 10-K is available at www.redhat.com under the section entitled “Company—Investor Relations—SEC Filings”. Stockholders may request a copy of our Annual Report free of charge by contacting:

Tom McCallum

Investor Relations

1801 Varsity Drive

Raleigh, NC 27606

Phone: 919-754-3700

E-mail: investors@redhat.com

Copies of the exhibits listed on the exhibit index to the Annual Report may be obtained upon payment of the Company’s reasonable expense in furnishing a requested exhibit.

Appendix A

RED HAT, INC.

2004 LONG-TERM INCENTIVE PLAN

As Amended and Restated Effective                     , 2008

(Approved by the Board of Directors on June 19, 2008 Subject to Stockholder Approval)

Red Hat, Inc., a corporation existing under the laws of the State of Delaware (the “Company”), hereby amends and restates its 2004 Long-Term Incentive Plan (the “Plan”) effective             , 2008.

1.	PURPOSE OF THE PLAN

1.1. Purpose.    The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Acquired Plans” shall mean the Red Hat, Inc. 1999 Stock Option and Incentive Plan, as amended, the Red Hat, Inc. 1998 Stock Option Plan, as amended, the Akopia, Inc. 2000 Stock Plan, the Bluecurve, Inc. 1996 Stock Plan, the Cygnus Solutions 1997 Stock Plan, the Planning Technologies, Inc. Stock Incentive Plan, the Wirespeed Communications Stock Option Plan (as amended July 12, 2000), the Sistina Software, Inc. 1997 Omnibus Stock Plan, the JBoss, Inc. Second Amended and Restated 2004 Stock Option and Incentive Plan, and, if and to the extent determined by the Committee, any other plans of any company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.2. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Section 409A, unless the Committee determines otherwise.

2.3. “Authorized Shares” shall mean any Shares authorized for issuance under this Plan under Section 3.1 of the Plan since its inception, as that number may increase from time to time.

2.4. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.5. “Award Agreement” shall mean the form (written, electronic or otherwise) by which the Committee evidences any Award granted under the Plan.

2.6. “Board” shall mean the board of directors of the Company.

2.7. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.

2.8. “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (“NYSE”).

2.9 “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.10. “Director” shall mean a non-employee member of the Board.

2.11. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12. “Employee” shall mean any employee (including an officer) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any other natural person, including a consultant or advisor, who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.13. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto. All citations to Sections of the Exchange Act are to such Sections as they may from time to time be amended or renumbered.

2.14. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NYSE for the principal trading session on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the NYSE, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. The Committee can substitute a particular time of day or other measure of “closing sale price” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

2.15. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1(a).

2.16. “Incentive Stock Option” shall mean an Option that is an “incentive stock option” as defined in Section 422 of the Code.

2.17. “Limitations” shall have the meaning set forth in Section 10.

2.18. “Nonstatutory Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.19. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20. “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.21. “Participant” shall mean an Employee or Director to whom the Committee has granted an Award under the Plan.

2.22. “Payee” shall have the meaning set forth in Section 13.1.

2.23. “Performance Award” shall mean any performance award granted pursuant to Section 9 and, if applicable, the Company’s 2006 Performance Compensation Plan, as such plan may be amended from time to time.

2.24. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Unit” means an Award that is valued by reference to Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Award, to sell, transfer, pledge or assign such Award, and/or to receive any cash Dividend Equivalents with respect to such Award, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.27. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.28. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.29. “Share” shall mean a share of common stock of the Company, par value $.0001 per share.

2.30. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.31. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and shall also include limited liability companies and other noncorporate entities based on equivalent levels of economic or voting ownership interests.

2.32. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1(b).

3.	SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to adjustment as provided in this Section 3.1 and in Section 12.2, a total of 22,500,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan. No further grants may be made under the Acquired Plans, but Shares subject to awards granted under the Acquired Plans may become again available for Awards under the Plan, in addition to the number of Shares specified immediately above, pursuant to paragraph (c) below.

(b) The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 8,000,000.

(c) If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as a result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to exercise an Award or to satisfy any applicable tax withholding obligation (including shares retained from the Award creating the tax obligation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan and shares retained with respect to a net exercise of an Option shall not be subtracted from the shares of Common Stock available for grant. However, in the case of Incentive

Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. If any Shares subject to an award under the Acquired Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or an award under the Acquired Plans does not result in the issuance of all or a portion of the Shares subject to such award, the Shares shall, to the extent of such forfeiture, expiration, termination, or non-issuance, be available for Awards under the Plan.

(d) In the case of Freestanding Stock Appreciation Rights, the full number of shares subject to such SAR, if settled in stock, shall be counted against the shares available under the Plan in proportion to the portion of the Freestanding Stock Appreciation Right exercised, regardless of the number of shares actually used to settle such Freestanding Stock Appreciation Right upon exercise.

(e) Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

3.2. Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.    Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration.

(a) The Plan shall be administered by the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant (in a manner consistent with Section 409A of the Code); (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee regarding the Plan, any Award, or any issue relating to the Plan or an Award, shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, including the rules and regulations of NYSE or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company (provided that the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards) and to cancel or suspend Awards to Employees who are not Directors or officers of the Company. Delegation of granting authority to officers shall be limited to Awards of Options and other compensation constituting “stock rights” under Delaware law. The Committee may not delegate the granting of restricted stock.

(e) The Committee shall specifically administer any plan, and review and approve any program or arrangement pursuant to which a Director is granted an Award under the Plan.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option. In the absence of designation as an Incentive Stock Option, an Option will be a Nonstatutory Stock Option.

5.2. Incentive Stock Options. An Option that the Committee intends to be an Incentive Stock Option shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

5.3. Award Agreements. All Options granted pursuant to this Section 5 shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.4. Option Price.    Other than in connection with Substitute Awards or Section 12.2, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of NYSE, without shareholder approval.

5.5. Option Period.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after (i) with respect to Options granted prior to August 17, 2006, the expiration of ten years from the date the Option is granted or (ii) with respect to Options granted on and after August 17, 2006, the expiration of seven years from the date the Option is granted.

5.6. Minimum Vesting Period.    Except with respect to Substitute Awards, grants to Directors, or in other limited situations as determined by the Committee (including termination of employment, death, disability, a Change in Control referred to in Section 11, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation), Options subject solely to future service requirements shall have a vesting period of not less than one year from date of grant. Notwithstanding the foregoing, Options granted under the Plan in lieu of earned, but unpaid, cash compensation shall not be subject to this Section 5.6.

5.7. Exercise of Options.    Vested Options granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written, voice- or key-response telephonic, electronic, or other Committee-approved method of notice of exercise to the Company or its designated agent pursuant to rules and procedures established by the Committee for this purpose, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value); (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards or the consideration to be received by the Participant on the closing of a Change in Control), having a Fair Market Value on the exercise date equal to the total purchase price; (d) to the extent provided for in the applicable option agreement or approved by the Committee, in its sole discretion, and subject to any Company trading restrictions, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the fair market value; (e) through any other method specified in an Award Agreement; (f) as provided by the Committee, cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; or (g) any combination of any of the foregoing; provided, however, that the addition of methods of payment to this Section 5.7 shall not apply to any Incentive Stock Option granted before June     , 2008 under the Plan unless either such addition is not a modification to the Incentive Stock Option for purposes of Treas. Reg. Section 1.424-1(e) or the Committee determines otherwise. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of issuance upon exercise. Except under certain circumstances contemplated by Section 5.6 or 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options will not be exercisable before the expiration of one year from the date the Option is granted.

5.8. Form of Settlement.    In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.    The Committee may provide Stock Appreciation Rights alone or in tandem with other Awards (including Options), in each case upon such terms and conditions, not inconsistent with the Plan, as the Committee may establish. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(a) Stock Appreciation Rights granted without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”) shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant (except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2) (ii) a term not greater than seven years, and (iii) a vesting schedule not less than one year from the date of grant, except for Substitute Awards or under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant. Upon the exercise of a Freestanding Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right on the date of grant.

(b) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (a “Tandem Stock Appreciation Right”). Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option if there would be no adverse tax consequences under Section 409A of the Code. Upon the exercise of a Tandem Stock Appreciation Right, the holder shall have the right to receive (i) the excess of the Fair Market Value of one Share on the date of exercise over (ii) the related Option exercise price. Any Tandem Stock Appreciation Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Tandem Stock Appreciation Rights shall terminate and no longer be exercisable upon and to the extent of the termination or exercise of the related Option; provided that, unless the Committee otherwise determines at or after the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not terminate until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(c) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d) The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right, shall be made in cash, in whole Shares or other property, or any combination thereof. If payment will be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional Shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred in a manner consistent with Section 409A of the Code; and the Committee shall have sole discretion to determine whether any deferred payments will accrue amounts equivalent to interest or cash dividends.

(e) Other than pursuant to Section 12.2, the Committee shall not be permitted to (i) lower the exercise price per Share of a Stock Appreciation Right after it is granted, (ii) cancel a Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of NYSE, without shareholder approval.

7.	RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

7.1. Grants.    Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award”, respectively). A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee covering a period of time or relating to achievement of performance targets, each as specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.    Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property (other than cash) distributed as a dividend, Dividend Equivalent (if provided under an Award) or otherwise with respect to any Restricted Stock Award (or, if granted in connection with such Award, any Restricted Stock Unit Award) as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award (or Restricted Stock Unit Award), except as the Committee otherwise determines. Participants receiving Restricted Stock Unit Awards may be paid upon vesting or may have such payment delayed in a manner consistent with Section 409A of the Code (and then referred to as a “Deferred Stock Unit” or “DSU”).

7.4. Minimum Vesting Period.    Except in certain situations referenced below as determined by the Committee (including death, disability, a Change in Control referred to in Section 11, or grants representing payment of earned Performance Awards or other incentive compensation), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting vesting of up to one-third of the Award after one year with the remainder vesting on a pro-rata basis over the remainder of the Restriction Period). Restricted Stock Awards and Restricted Stock Unit Awards that are: (a) granted after August 17, 2006, and (b) subject in whole or in part to performance based vesting requirements (such as Performance Share Units), shall have a Restriction Period of not less than one year, subject to the exceptions in the preceding sentence and other than with respect to the initial year of employment. The Committee may, in its discretion either at the time of grant or at some later date, waive the minimum vesting periods imposed by this Section 7.4 and Section 8.2 below with respect to an aggregate of 5% of the Authorized Shares or in the case of death, disability or Change in Control or grants representing payment of earned Performance Awards or other incentive compensation in certain limited circumstances determined in the sole discretion of the Committee. Notwithstanding the foregoing, Substitute Awards, as well as Restricted Stock Awards, Restricted Stock Unit Awards, or DSUs granted under the Plan in lieu of previously earned, but unpaid, cash compensation (or, as elected by Directors, in lieu of Director compensation to be paid in cash), shall not be subject to this Section 7.4.

8.	OTHER STOCK-BASED AWARDS

8.1. Stock and Administration.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards shall be paid only in Shares. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

8.2. Minimum Vesting Period.    Except in certain in certain situations referenced below as determined by the Committee (including death, disability, a Change in Control referred to in Section 11, or grants representing payment of earned Performance Awards or other incentive compensation), Other Stock-Based Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting vesting of up to one-third of the Award after one year with the remainder vesting on a pro-rata basis over the remainder of the Restriction Period). Other Stock-Based Awards that are: (a) granted after August 17, 2006, and (b) subject in whole or in part to performance based vesting requirements (such as Performance Share Units), shall have a Restriction Period of not less than one year, subject to the exceptions in the preceding sentence and other than with respect to the initial year of employment. Other Stock-Based Awards representing solely the right to receive shares of Common Stock at some future date specified by the Committee

(the “Deferral Period”) shall have a Deferral Period of not less than three years from the date of grant. The Committee may, in its discretion either at the time of grant or at some later date, waive the minimum vesting periods imposed by this Section 8.2 and Section 7.4 above with respect to an aggregate of 5% of the Authorized Shares or in the case of death, disability or Change in Control or grants representing payment of earned Performance Awards or other incentive compensation in certain limited circumstances determined in the sole discretion of the Committee. Notwithstanding the foregoing, Substitute Awards, as well as Other Stock-Based Awards granted under the Plan in lieu of previously earned, but unpaid, cash compensation, shall not be subject to this Section 8.2.

8.3. Terms and Conditions.    Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

9.	PERFORMANCE AWARDS

Terms of Performance Awards.    Performance Awards may be issued hereunder to Participants under Sections 5 through 8 or as a cash-only Award, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a performance period shall not be longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant performance period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each performance period shall be conclusively determined by the Committee, with payments subject to the limits set forth in Section 10 and criteria for payment as set forth in a shareholder approved plan implementing the Section 162(m) provisions of this Plan. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee and consistent with Section 409A of the Code, on a deferred basis. Performance Awards (other than Options, Freestanding Stock Appreciation Rights or Option/Tandem Stock Appreciation Rights) designed to satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall be subject to this Plan and the Company’s 2006 Performance Compensation Plan (or any successor plan thereto).

10.	CODE SECTION 162(m) PROVISIONS

Limits.    Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options, Freestanding Stock Appreciation Rights, or Option/Tandem Stock Appreciation Rights during any fiscal year with respect to more than two million (2,000,000) Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares in any fiscal year with respect to more than one million (1,000,000) Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any fiscal year with respect to Performance Awards that are valued with reference to cash or to property other than Shares is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. The per-Participant limit described in this Section 10 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact of Change in Control on Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards.    Notwithstanding any other provision of the Plan, the terms of any Award may provide in the Award Agreement evidencing the Award that, immediately prior to a

“Change in Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall become exercisable in full or part, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock Awards and Restricted Stock Unit Awards become free of all restrictions and limitations and become vested, and (c) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change in Control or has incurred an involuntary termination of employment without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2. Assumption of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, and Other Stock-Based Awards Upon Change in Control.    In the event of a Change in Control, the successor company may assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination of a Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1 above.

11.3. Impact of Change in Control on Performance Awards.    The terms of any Performance Award may provide in the Award Agreement evidencing the Performance Award that, upon a Change in Control of the Company (as that term may be defined therein),

(a) a pro rata portion of Performance Awards shall be considered to be earned and payable based on the portion of the Performance Period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and

(b) the remaining portion of Performance Awards shall be assumed, converted or replaced with restricted stock in the successor company’s shares (if the Award is valued by reference to a designated number of Shares) or restricted deferred compensation (for other Awards) based on the portion of the performance period not yet completed and based on target performance. Such assumed, converted or replaced portion of the Performance Award shall be restricted for the remainder of the performance period or vesting period, as applicable. If the successor company does not assume, convert or replace the remaining portion of the Performance Award as described in this Section 11.3(b), the full award shall be considered earned and payable upon consummation of the Change in Control. Notwithstanding the foregoing, the Award Agreement for a Performance Award may provide that in the event of an involuntary termination of the Participant’s employment with the Company or any Affiliate without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control and/or in the event of an involuntary termination of the Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, the vesting of the restricted stock or restricted deferred compensation, as applicable, held by such Participant at the time of the Change in Control shall be accelerated.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of NYSE or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) effect an amendment for which shareholder approval is required under Section 162(m) or 422 of the Code, (e) amend any provision of Sections 5.4, 6.1(a)(i) or 6.1(e), (f) amend any Award in a manner inconsistent with Section 10, (g) increase the maximum permissible term of any Option specified by Section 5.5, or (h) accelerate vesting in a manner inconsistent with Sections 5.6, 6.1(a), 7.4, or 8.2. In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the Committee shall make equitable adjustments and other substitutions under the Plan and to Awards in the manner determined by the Committee, in its sole discretion, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant or his or her guardian or conservator; provided, however, that the Committee may permit or provide in an Award, other than an Incentive Stock Option, for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the

Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

12.4. Termination of Employment.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award (and any dividends or Dividend Equivalents) may be deferred in a manner consistent with Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

12.6. Past Performance.    Notwithstanding any other provision of the Plan to the contrary, the Committee may issue fully vested Awards in lieu of previously earned, but unpaid, cash compensation.

13.	MISCELLANEOUS

13.1. Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3 Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

13.4. Prospective Recipient.    The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient has complied with the then applicable terms and conditions of the Award and become an Employee or Director.

13.5. Cancellation of Award.    Notwithstanding anything to the contrary contained herein, any or all outstanding Awards granted to any Participant may be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, violates any then applicable noncompetition, nonsolicitation, nondisclosure, or confidentiality agreement covering the Participant (or, if while employed, any comparable common law duty).

13.6. Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distributions or the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended, and the applicable requirements of any securities exchange or similar entity.

13.7. Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8. Other Plans.    Nothing contained in the Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems such limitation lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction.    All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdictions other than those of the State of Delaware.

13.13. Effective Date of Plan; Termination of Plan.    The Plan became effective on September 21, 2004, the date that the Plan was first approved by the shareholders of the Company. Awards may be granted under the Plan at any time and from time to time on or prior to September 21, 2014, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Non U.S. Employees.    Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country. The Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

13.15. Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment:

(a) this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto.

(b) if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(c) for purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(d) in any event, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments under this Plan are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.

13.16. Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix B

RED HAT, INC.

Annual Meeting of Stockholders to be held on August 14, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints DeLisa K. Alexander, R. Brandon Asbill and Mark E. Cook and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Red Hat, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on August 14, 2008, at 11:00 a.m. local time, at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 30, 2008, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE

Address Change/Comments (mark the corresponding box on the reverse side)

Δ    FOLD AND DETACH HERE    Δ

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. To elect three members to the Board of Directors, each to serve for a three-year term as a Class III Director:	FOR ALL (EXCEPT AS NOTED BELOW) ☐	WITHHOLD FOR ALL ☐		3. To approve an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES:

01 Dr. Narendra K. Gupta

02 William S. Kaiser

03 James M. Whitehurst

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL (EXCEPT AS NOTED BELOW)” and write that nominee’s name in the space provided below.

The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES FOR DIRECTOR, THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending February 28, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐	PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR OTHERWISE PROVIDE YOUR PROXY BY TELEPHONE OR THE INTERNET.

I/We will attend the meeting  ☐

Signature _______________________________________________ Signature _____________________________ Date ________________, 2008

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/rht Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLink SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect ® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can review the Annual Report and Proxy Statement

on the Internet at http://bnymellon.mobular.net/bnymellon/rht